Exhibit 10.7

The symbol "[***]" denotes places where certain identified information has been excluded because it is both (i) not material and (ii) of the type that the registrant customarily and actually treats as private or confidential.

AMENDMENT NO. 2
TO SENIOR SECURED TERM LOAN FACILITY

AMENDMENT NO. 2 TO SENIOR SECURED TERM LOAN FACILITY, dated as of September 4, 2024 (this “Agreement”), by and among Millennium Moove Corp., a Delaware corporation, as the borrower (the “Borrower”), the Guarantors party hereto under the caption “Guarantors” (the “Guarantors”), the lenders party hereto (which Lenders constitute all Lenders as of the date hereof after giving effect to Section 2 of this Agreement) (the “Lenders”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) under the Loan Documents (as defined in the Credit Agreement, as defined below).

WHEREAS, reference is hereby made to the Senior Secured Term Loan Facility, dated as of May 23, 2022 (as amended, amended and restated, supplemented, refinanced, replaced, extended, or otherwise modified from time to time prior to the date hereof, including by that certain Amendment No. 1 to Senior Secured Term Loan Facility, dated as of October 9, 2023, the “Credit Agreement”; the Credit Agreement as amended by this Agreement, the “Amended Credit Agreement”), by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent and Delaware Trust Company, in its capacity as the collateral agent (the “Collateral Agent” and together with the Administrative Agent, the “Agents”);

WHEREAS, in accordance with Section 10.02 of the Credit Agreement, the Administrative Agent, the Borrower, the Guarantors and the Lenders have agreed to amend the Credit Agreement as more fully set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Credit Agreement has the meaning assigned to such term herein. The rules of construction specified in Section 1.02 of the Credit Agreement shall apply to this Agreement, including terms defined in the preamble and recitals hereto.

Section 2. Borrowings and Repayments. After giving effect to certain borrowings and repayments occurring on the date hereof immediately prior to the Amendment No. 2 Effective Date, the parties hereto acknowledge and agree that, as of the date hereof, (i) the Credit Exposure of each Lender is set forth in Schedule 1 hereto, (ii) the outstanding principal amount of all outstanding Loans made by each of MUFG Bank, Ltd. and The Bank of Nova Scotia has been repaid in full as confirmed by the Administrative Agent and (iii) such borrowings and repayments may have been made on a non-pro rata basis.

Section 3. Amendments. The Borrower, the Guarantors, the Lenders, the Administrative Agent and other parties party hereto agree that on the Amendment No. 2 Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.

Section 4. Effect of Agreement; Reaffirmation; Etc.

(a)	On and after the Amendment No. 2 Effective Date (as defined below), each reference in the Credit Agreement and each other Loan Document to “this Agreement,” “hereunder,”

“hereof,” “herein” or words of like import shall mean and be a reference to the Amended Credit Agreement.

(b)	Except as specifically amended above, the Credit Agreement, the other Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. Each Loan Party (i) agrees that this Agreement and the transactions contemplated hereby shall not limit or diminish the obligations of any Loan Party arising under or pursuant to the Credit Agreement or the other Loan Documents to which it is a party, including, without limitation, its guaranty obligations thereunder, (ii) reaffirms its obligations under the Credit Agreement, each Collateral Document and each and every other Loan Document to which it is a party and (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Collateral Agent pursuant to any of the Loan Documents, and all filings made with a governmental authority in connection therewith.

(c)	The execution, delivery and effectiveness of this Agreement shall neither operate as a waiver of any rights, power or remedy of the Agents or the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

(d)	This Agreement is not intended to and shall not constitute a novation of the Credit Agreement or any of the “Obligations” as defined therein.

Section 5. Conditions to Effectiveness of the Amendments. The amendments set forth in Section 3 above shall become effective on the date when each of the following conditions shall have been satisfied (the “Amendment No. 2 Effective Date”):

(a)	the Administrative Agent shall have executed, and shall have received (i) from each of the Borrower, the Guarantors and all Lenders, a counterpart of this Agreement signed on behalf of each such party and (ii) from the Borrower, a counterpart of the Amendment No. 2 Fee Letter signed on behalf of the Borrower;

(b)	the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 2 Effective Date) from Paul Hastings LLP, special U.S. counsel to the Loan Parties;

(c)	the Borrower shall have paid all interest accrued on each Loan for the period as from the Interest Payment Date immediately preceding the Amendment No. 2 Effective Date to the Amendment No. 2 Effective Date;

(d)	the fees due pursuant to the Amendment No. 2 Fee Letter, dated as of the date hereof by and between the Borrower and the Administrative Agent, together with any other fees and expenses then due and payable under the Loan Documents, shall have been paid in full; and

(e)	all costs, fees and expenses of the Administrative Agent incurred in connection with this Agreement and the other Loan Documents (including the reasonable fees and charges of counsel for the Administrative Agent and Lenders) to the extent invoiced in reasonable detail at least two (2) Business Days before the Amendment No. 2 Effective Date (except as otherwise reasonably agreed to by the Borrower) shall have been paid in full.

Section 6. Conditions Subsequent to the Amendment No. 2 Effective Date. The Borrower shall promptly execute new Brazilian Promissory Notes in favor of [***] (in the principal amount of $40,000,000), [***] (in the principal amount of $25,000,000) and [***] (in the principal amount of $25,000,000), in each case, specifying the “place of issuance” as Sao Paulo, Brazil, and deliver such new Brazilian Promissory Notes to such Lenders on or before the date falling five (5) Business Days after the Amendment No. 2 Effective Date (or such later date as [***], [***] and [***] may agree in their sole discretion).

Section 7. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower and the Guarantors hereby represent and warrant to the Administrative Agent and the Lenders on the Amendment No. 2 Effective Date that:

(a)	this Agreement has been duly executed and delivered by the Borrower and each Guarantor and constitutes the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)	the execution, delivery, and performance by the Borrower and each Guarantor of this Agreement (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation, (c) will not violate the charter, by-laws or other organizational documents of the Borrower, any Guarantor, any other Loan Party or any of their respective Subsidiaries, (d) will not violate any order of any Governmental Authority, (e) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower, any Guarantor, any other Loan Party or any of their respective Subsidiaries or any of their respective assets, and (f) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of the Borrower, any Guarantor or any other Loan Party or any of their respective Subsidiaries (except for the Security Interests); and

(c)	before giving effect to this Agreement, no event, act or condition shall have occurred and be continuing or would result from the execution, delivery or performance of this Agreement (including after giving effect to this Agreement) which would constitute a Default or an Event of Default (disregarding any cure period therefor).

Section 8. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Agreement by PDF, facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National

Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9. Miscellaneous. The provisions of Sections 10.03, 10.09 and 10.10 of the Credit Agreement are incorporated herein by reference and apply mutatis mutandis. On and after the Amendment No. 2 Effective Date, this Agreement shall for all purposes constitute a Loan Document.

Section 10. Amendments. The terms of this Agreement may be modified, waived, or amended only by a writing executed by all of the parties hereto.

Section 11. Headings. Section headings used herein are for the convenience of the parties only and shall not constitute a part of this Agreement for any other purpose.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MILLENNIUM MOOVE CORP., as Borrower

By:	/s/ José Alexandre Magalhães Baptista
	Name:	José Alexandre Magalhães Baptista
	Title:	Chief Executive Officer

By:	/s/ Lineu Paulo Moran Filho
	Name:	Lineu Paulo Moran Filho
	Title:	Chief Financial Officer and Secretary

PETROCHOICE HOLDINGS, INC., as a Guarantor

By:	/s/ José Carlos Rapacci
	Name:	José Carlos Rapacci
	Title:	Chief Executive Officer

By:	/s/ Ryan Muth
	Name:	Ryan Muth
	Title:	Vice President, Secretary

[Signature Page to Amendment No. 2]

MOOVE LUBRICANTS LIMITED, as a Guarantor

By:	/s/ Nelson Roseira Gomes Neto
	Name:	Nelson Roseira Gomes Neto
	Title:	Director

By:	/s/ Filipe Affonso Ferreira
	Name:	Filipe Affonso Ferreira
	Title:	Director

COSAN LUBES INVESTMENTS LIMITED, as a Guarantor

By:	/s/ Filipe Affonso Ferreira
	Name:	Filipe Affonso Ferreira
	Title:	Director

By:	/s/ Nelson Roseira Gomes Neto
	Name:	Nelson Roseira Gomes Neto
	Title:	Director

MOOVE LUBRICANTS HOLDINGS, as a Guarantor

By:	/s/ Filipe Affonso Ferreira
	Name:	Filipe Affonso Ferreira
	Title:	Director

By:	/s/ Nelson Roseira Gomes Neto
	Name:	Nelson Roseira Gomes Neto
	Title:	Director

[Signature Page to Amendment No. 2]

COSAN LUBRIFICANTES E ESPECIALIDADES S.A., as a Guarantor

By:	/s/ Filipe Affonso Ferreira
	Name:	Filipe Affonso Ferreira
	Title:	Diretor Presidente

By:	/s/ Lineu Paulo Moran Filho
	Name:	Lineu Paulo Moran Filho
	Title:	Diretor sem designação Específica

[Signature Page to Amendment No. 2]

PETROCHOICE LLC, as a Guarantor

By:	/s/ José Carlos Rapacci
	Name:	José Carlos Rapacci
	Title:	Chief Executive Officer

By:	/s/ Ryan Muth
	Name:	Ryan Muth
	Title:	Vice President, Secretary

PETROCHOICE DYNAMO LLC, as a Guarantor

By:	/s/ José Carlos Rapacci
	Name:	José Carlos Rapacci
	Title:	Chief Executive Officer

By:	/s/ Ryan Muth
	Name:	Ryan Muth
	Title:	Vice President, Secretary

PETROCHOICE TRANSPORT, INC., as a Guarantor

By:	/s/ José Carlos Rapacci
	Name:	José Carlos Rapacci
	Title:	Chief Executive Officer

By:	/s/ Ryan Muth
	Name:	Ryan Muth
	Title:	Vice President, Secretary

[Signature Page to Amendment No. 2]

THE LUBRICANT STORE LLC, as a Guarantor

By:	/s/ José Carlos Rapacci
	Name	José Carlos Rapacci
	Title:	Chief Executive Officer

By:	/s/ Ryan Muth
	Name:	Ryan Muth
	Title:	Vice President, Secretary

[Signature Page to Amendment No. 2]

JPMORGAN CHASE BANK, N.A., as Lender and as Administrative Agent

By:	/s/ Maurice Dattas
Name:	Maurice Dattas
Title:	Vice President

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Fernanda Castro Herrera
	Name:	Fernanda Castro Herrera
	Title:	Managing Director

By:	/s/ Leonardo Almeida
	Name:	Leonardo Almeida
	Title:	Managing Director

[Signature Page to Amendment No. 2]

CITIBANK, N.A., as a Lender

By:	/s/ Fabio Baptista Ribeiro
	Name:	Fabio Baptista Ribeiro
Title:

[Signature Page to Amendment No. 2]

ITAÚ UNIBANCO S.A. – MIAMI BRANCH, as a Lender

By:	/s/ Jorge I. Vera
	Name:	Jorge I. Vera
	Title:	VP- Operations Back Office

By:	/s/ Nuno Guerra
	Name:	Nuno Guerra
Title:

[Signature Page to Amendment No. 2]

Schedule 1 - Credit Exposure

Lenders	Credit Exposure ($) (immediately prior to the date hereof)	Amount Assigned ($)	Credit Exposure ($) (after giving effect to the borrowings and repayments as of the date hereof)
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Total	385,714,285.71		385,714,285.71

Exhibit A
Conformed Credit Agreement

Conformed through Amendment No. ~~1~~2

SENIOR SECURED TERM LOAN FACILITY

dated as of May 20, 2022,

as amended by that certain Amendment No. 1 to Senior Secured Term Loan
Facility, dated as of October 9, 2023, and that certain Amendment No. 2 to Senior
Secured Term Loan Facility, dated as of September 4, 2024

among

MILLENNIUM MOOVE CORP.,
as the Borrower

the GUARANTORS party hereto,

the LENDERS party hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

and

DELAWARE TRUST COMPANY,
as the Collateral Agent

_____________________________

JPMORGAN CHASE BANK, N.A.,
as Sole Bookrunner and Sole Lead Arranger

BANK OF AMERICA, N.A., CITIBANK, N.A., and MUFG BANK, LTD.,
as Senior Mandated Lead Arrangers

TABLE OF CONTENTS

___________________

Page

Article 1 Definitions

Section 1.01. Defined Terms	~~1~~5
Section 1.02. Terms Generally	~~28~~30
Section 1.03. Accounting Terms; IFRS	~~28~~31
Section 1.04. Interest Rates; Benchmark Notification	~~29~~31
Section 1.05. Divisions	~~29~~32
Section 1.06. Currency Equivalents Generally	~~29~~32

Article 2 The Credits

Section 2.01. The Loans	~~29~~32
Section 2.02. Loans and Borrowing	~~30~~32
Section 2.03. Request for Borrowing	~~30~~32
Section 2.04. Funding of Borrowings	~~30~~33
Section 2.05. Interest Elections	~~34~~33
Section 2.06. Termination of Commitments	~~31~~34
Section 2.07. Repayment of Loans; Evidence of Debt	~~31~~34
Section 2.08. Prepayment of Loans	~~34~~36
Section 2.09. Fees	~~34~~36
Section 2.10. Interest	~~34~~37
Section 2.11. Alternate Rate of Interest	~~35~~37
Section 2.12. Increased Costs	~~37~~39
Section 2.13. Break Funding Payments	~~38~~40
Section 2.14. Withholding of Taxes; Gross-Up	~~38~~40
Section 2.15. Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~42~~44
Section 2.16. Mitigation Obligations; Replacement of Lenders	~~43~~45
Section 2.17. Defaulting Lenders	~~44~~46

Article 3 Representations and Warranties

Section 3.01. Organization; Powers	~~45~~47
Section 3.02. Authorization; Enforceability	~~45~~47
Section 3.03. Governmental Approvals; No Conflicts	~~45~~48
Section 3.04. Financial Condition; No Material Adverse Change	~~45~~48
Section 3.05. Properties; Collateral	~~46~~48
Section 3.06. Litigation and Environmental Matters	~~46~~48
Section 3.07. Compliance with Laws and Agreements	~~46~~49
Section 3.08. Margin Regulations; Investment Company Status	~~46~~49
Section 3.09. Taxes	~~47~~49
Section 3.10. ERISA	~~47~~49
Section 3.11. Disclosure	~~47~~49
Section 3.12. Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions	~~47~~50
Section 3.13. Affected Financial Institutions	~~48~~50

i

Section 3.14. Plan Assets; Prohibited Transactions	~~48~~50
Section 3.15. Solvency	~~48~~50
Section 3.16. No Immunity	~~48~~51
Section 3.17. Private and Commercial Acts	~~48~~51
Section 3.18. Governing Law and Enforcement	~~48~~51
Section 3.19. Pari Passu Ranking	~~49~~51
Section 3.20. No Default	~~49~~51
Section 3.21. Use of Proceeds	~~49~~51

Article 4 Conditions

Section 4.01. Closing Date	~~49~~51

Article 5 Affirmative Covenants

Section 5.01. Financial Statements and Other Information	~~52~~54
Section 5.02. Notices of Material Events	~~53~~55
Section 5.03. Existence; Conduct of Business	~~54~~56
Section 5.04. Payment of Obligations	~~54~~56
Section 5.05. Maintenance of Properties; Insurance	~~54~~57
Section 5.06. Books and Records; Inspection Rights	~~54~~57
Section 5.07. Compliance with Laws	~~55~~57
Section 5.08. Use of Proceeds	~~55~~57
Section 5.09. Accuracy of Information	~~55~~57
Section 5.10. Beneficial Ownership Regulation	~~55~~58
Section 5.11. Post-Closing Collateral; Preservation of Rights under Collateral Documents	~~55~~58
Section 5.12. Authorizations	~~56~~59
Section 5.13. Additional Guarantors	~~56~~59
Section 5.14. Process Agent	~~57~~59

Article 6 Negative Covenants

Section 6.01. Liens	~~57~~60
Section 6.02. Fundamental Changes	~~59~~61
Section 6.03. Dispositions	~~59~~62
Section 6.04. Dividends and Share Redemption	~~60~~63
Section 6.05. Hedging Agreements	~~60~~63
Section 6.06. Transactions with Affiliates	~~64~~63
Section 6.07. Restrictive Agreements	~~61~~63
Section 6.08. Financial Covenants	~~61~~64
Section 6.09. Use of Proceeds; Sanctions, Anti-Corruption and Anti-Money Laundering Laws	~~61~~64

Article 7 Events of Default

Section 7.01. Events of Default	~~62~~64
Section 7.02. Remedies Upon an Event of Default	~~64~~66

Section 7.03. Application of Payments	~~65~~68

Article 8 Agents

Section 8.01. Authorization and Action	~~66~~68
Section 8.02. Agent’s Reliance, Limitation of Liability, Etc	~~69~~71
Section 8.03. Posting of Communications	~~70~~72
Section 8.04. The Agents Individually	~~74~~74
Section 8.05. Successor Agent	~~74~~74
Section 8.06. Acknowledgements of Lenders	~~72~~75
Section 8.07. Collateral Matters	~~74~~76
Section 8.08. Credit Bidding	~~74~~77
Section 8.09. Certain ERISA Matters	~~75~~78

Article 9 Continuing Guaranty

Section 9.01. Guaranty	~~76~~79
Section 9.02. Rights of Lenders	~~77~~79
Section 9.03. Certain Waivers	~~77~~80
Section 9.04. Obligations Independent	~~78~~80
Section 9.05. Subrogation	~~78~~80
Section 9.06. Termination; Reinstatement	~~78~~80
Section 9.07. Subordination	~~78~~81
Section 9.08. Stay of Acceleration	~~78~~81
Section 9.09. Condition of Borrower	~~79~~81
Section 9.10. Brazilian Code of Civil Procedure	~~79~~81

Article 10 Miscellaneous

Section 10.01. Notices	~~79~~82
Section 10.02. Waivers; Amendments	~~80~~83
Section 10.03. Expenses; Limitation of Liability; Indemnity, Etc	~~81~~84
Section 10.04. Successors and Assigns	~~83~~85
Section 10.05. Survival	~~86~~89
Section 10.06. Counterparts; Integration; Effectiveness; Electronic Execution	~~87~~89
Section 10.07. Severability	~~88~~90
Section 10.08. Right of Setoff	~~88~~90
Section 10.09. Governing Law; Jurisdiction; Consent to Service of Process	~~88~~91
Section 10.10. WAIVER OF JURY TRIAL	~~89~~92
Section 10.11. Headings	~~90~~92
Section 10.12. Confidentiality	~~90~~92
Section 10.13. Material Non-Public Information	~~90~~93
Section 10.14. Interest Rate Limitation	~~91~~93
Section 10.15. No Fiduciary Duty, etc	~~91~~94
Section 10.16. USA PATRIOT Act	~~92~~94
Section 10.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~92~~94
Section 10.18. Judgment Currency	~~92~~95

SCHEDULES:

Schedule 2.01 – Commitments
Schedule 6.01(A) – Existing Indebtedness
Schedule 6.01(B) – Existing Liens
Schedule 6.07 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Borrowing Request
Exhibit C – Form of Interest Election Request
Exhibit D-1 – U.S. Tax Certificate (For Non–U.S. Lenders that are not Partnerships for U.S.
Federal Income Tax Purposes)
Exhibit D-2 – U.S. Tax Certificate (For Non–U.S. Lenders that are Partnerships for U.S. Federal
Income Tax Purposes)
Exhibit D-3 – U.S. Tax Certificate (For Non–U.S. Participants that are not Partnerships for U.S.
Federal Income Tax Purposes)
Exhibit D-4 – U.S. Tax Certificate (For Non–U.S. Participants that are Partnerships for U.S.
Federal Income Tax Purposes)
Exhibit E – Form of Solvency Certificate
Exhibit F – Form of Compliance Certificate
Exhibit G – Form of Brazilian Promissory Note
Exhibit H – Form of Joinder Agreement

This SENIOR SECURED TERM LOAN FACILITY dated as of May 20, 2022 (this “Agreement”), entered into by and among:

(1)       MILLENNIUM MOOVE CORP., a Delaware corporation (the “Borrower”);

(2)       THE GUARANTORS party hereto under the caption “Guarantors” on the signature pages hereto (collectively, the “Initial Guarantors”) and each other Person that becomes a “Guarantor” after the date hereof pursuant to Section 5.13;

(3)       THE LENDERS party hereto (together with each other Person that becomes a “Lender” after the date hereof pursuant to ~~Section 10.04~~ Section 10.04, the “Lenders” and each, a “Lender”);

(4)       JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”); and

(5)       DELAWARE TRUST COMPANY, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower intends to acquire, directly or indirectly, 100% of all of the issued and outstanding Equity Interests of the Target from the Seller for cash consideration (the “Acquisition”);

WHEREAS, in connection with the Acquisition, the Borrower intends to finance the Acquisition and the payment of certain costs and expenses associated with the Transactions from the following sources: (i) the proceeds from the Borrowing under this Agreement in an aggregate principal amount of up to $450,000,000, on the terms and conditions set forth herein and (ii) cash on hand at the Parent and its Subsidiaries in an amount not to exceed $60,000,000;

WHEREAS, in order to secure the Obligations of the Borrower and the other Loan Parties, the Borrower has agreed to grant or to procure the grant to the Collateral Agent, on behalf of, and for the benefit of, the Secured Parties, a first priority Lien over the Equity Interests owned by the Borrower in the Target and its Subsidiaries as of the Closing Date and over certain assets and property of the Target and its Subsidiaries (in each case, after giving effect to the Transactions);

WHEREAS, the Guarantors have agreed, on a joint and several basis, to guarantee the Obligations of the Borrower hereunder; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01. Defined Terms. As used in this Agreement (including in the recitals), the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or the Borrowing, refers to whether such Loan, or the Loans comprising the Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” has the meaning assigned to it in the recitals.

“Acquisition Agreement” means a stock purchase agreement to be dated on or prior to the Closing Date, among the Borrower, the Target and the Seller.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) the Credit Adjustment Spread; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EBITDA” means, for any period, with respect to the Parent and its Subsidiaries:

(1)       consolidated net sales; minus

(2)       consolidated cost of sales and services; minus

(3)       consolidated general and administrative expenses and selling expenses; plus/minus

(4)       consolidated recurring other income (expense); plus/minus

(5)       any depreciation or amortization included in any of the foregoing;

as each such item is reported on the most recent consolidated financial statements delivered by the Parent and prepared in accordance with IFRS.

Notwithstanding the foregoing, for purposes of determining Adjusted EBITDA for any four-fiscal quarter period that includes any of the fiscal quarters ending March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, Adjusted EBITDA for such fiscal quarters shall equal $44,764,394.75, $30,250,943.08, $42,805,932.63 and $39,644,517.65, respectively (which amounts, for the avoidance of doubt shall not be subject to addbacks, caps and adjustments above). For purposes of determining compliance with any financial test or ratio hereunder, (x) Adjusted EBITDA of any Person, property, business or asset acquired by the Parent or any of its Subsidiaries during such period shall be included in determining Adjusted EBITDA for any period, (y) Adjusted EBITDA of any Subsidiary of the Parent or any operating entity for which historical financial statements are available that is disposed of during such period shall be excluded in determining Adjusted EBITDA for any period, and (z) Adjusted EBITDA shall be calculated on a pro forma basis. Unless otherwise provided herein, Adjusted EBITDA shall be calculated with respect to the Parent and its Subsidiaries on a consolidated basis.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) the Credit Adjustment Spread; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent and any other agent or sub-agent that may be appointed from time to time in accordance with this Agreement and/or the other Loan Documents.

“Agent-Related Person” has the meaning assigned to it in ~~Section 10.03(d)~~Section 10.03(d).

“Agreement” has the meaning specified in introductory paragraph hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ^ of 1 % and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to ~~Section 2.11~~ Section 2.11 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to ~~Section 2.11(b)~~Section 2.11(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement.

“Amendment No. 1 Reorganization Transactions” means (i) the creation of New Parent as a direct wholly-owned subsidiary of Cosan Lubes Investments Limited, (ii) the contribution of 100% of Cosan Lubes Investments Limited’s assets to New Parent, (iii) the payment by Cosan Lubes Investments Limited of dividends in kind to Cosan Lubes Investments Limited’s equity holders, such that Cosan S.A. and CVC Capital Partners maintain the same actual direct equity participation in New Parent as it had in Cosan Lubes Investments Limited immediately prior to step (ii) and (iv) the dissolution of Cosan Lubes Investments Limited.

“Amendment No. 2 Effective Date” means September 4, 2024.

“Ancillary Document” has the meaning assigned to it in ~~Section 10.06(b)~~Section 10.06(b).

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended; the United Kingdom Bribery Act 2010, as amended; the Corruption of Foreign Public Officials Act (Canada); the Brazilian Anti-Corruption Act 12,846/2013; and any other applicable law relating to bribery, kick-backs, or similar business practices including without limitation the following laws of Brazil, as amended from time to time: Law No. 8,666/1993, Decree-law No. 2,848/1940, Law No. 9,613/1998, Law No. 8,137/1990 and Law No. 12,850/2013 and all other laws, rules, and regulations of any jurisdiction that, in each case, are applicable to any Loan Party and/or any of its Subsidiaries, from time to time, concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means the USA PATRIOT Act and the regulations and rules promulgated thereunder, as amended from time to time; the US Money Laundering Control Act of 1986, as amended from time to time; the US Bank Secrecy Act and the regulations and rules promulgated thereunder, as amended from time to time; the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); the Brazilian Federal Law No. 9,613, as of March 3, 1988, as amended from time to time, and corresponding laws of (a) the European Union designed to combat money laundering and terrorist financing and (b) jurisdictions in which any Loan Party or any of its Subsidiaries operates or in which the proceeds of the Loans will be used or from which repayments of the Obligations will be derived.

“Applicable Party” has the meaning assigned to it in ~~Section 8.03(c)~~Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, the percentage equal to a fraction, the numerator of which is the aggregate outstanding principal amount of the Loans and unused Commitments of such Lender and the denominator of which is the aggregate outstanding principal amount of the Loans and unused Commitments of all Lenders.

“Applicable Rate” means, for any day ~~(A) from the Signing Date to the earlier of (i) the date on which the Administrative Agent receives a Compliance Certificate with respect to the first fiscal quarter ending after the Closing Date, and (ii) the date falling three months after the Closing Date, 1.50% per annum (such earlier date, the “Calculation Date”) and (ii) thereafter~~, the applicable rate per annum determined by reference to the Net Leverage Ratio in accordance with the pricing grid set forth below and calculated by reference to the Compliance Certificate delivered by the Borrower with respect to the most recent financial statements delivered in accordance with Section 5.01; provided that notwithstanding the foregoing, if a Compliance Certificate has not been delivered or is not capable of being delivered, then the Applicable Rate corresponding to a Net Leverage Ratio greater than or equal to 2.5:1.0 shall apply from the Calculation Date until the date on which a Compliance Certificate is delivered:

~~“Applicable Period”*~~	Net Leverage Ratio < 2.5:1.0	Net Leverage Ratio > 2.5:1.0
~~From the Calculation Date until the first anniversary of the Signing Date~~	1.50%	1.75%
~~From the first anniversary of the Signing Date until the second anniversary of the Signing Date~~	~~1.75%~~	~~2.00%~~
~~From the second anniversary of the Signing Date until the third anniversary of the Signing Date~~	~~2.00%~~	~~2.25%~~

~~From the third anniversary of the Signing Date until the fourth anniversary of the Signing Date~~	~~2.25%~~	~~2.50%~~
~~From the fourth anniversary of the Signing Date and thereafter~~	~~2.50%~~	~~2.75%~~

~~* In each case, for each day in the Applicable Period, from and including the first date in such period to but excluding the last date in such period.~~

“Approved Electronic Platform” has the meaning assigned to it in ~~Section 8.03(a)~~Section 8.03(a).

“Approved Fund” has the meaning assigned to it in ~~Section 10.04(b)~~Section 10.04(b).

“Arranger” means JPMorgan Chase Bank, N.A., in its capacity as sole bookrunner and sole lead arranger hereunder.

“Arranger Fee Letter” means the letter agreement dated May 3, 2022, between the Borrower and the Arranger with respect to certain fees to be paid in connection with this Agreement.

“Asset Sale” means any non-ordinary course Disposition by any Loan Party and/or any of its Subsidiaries.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by ~~Section 10.04~~ Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of ~~Section 2.11~~ Section 2.11.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of ~~Section 2.11~~ Section 2.11.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)       the Adjusted Daily Simple SOFR;

(2)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark

Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ~~Section 2.11~~ Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ~~Section 2.11~~ Section 2.11.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocking Regulation” has the meaning assigned to it in ~~Section 3.12~~Section 3.12.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Reorganization Transactions” means the dissolution or merger of Millennium Moove Corp. into PetroChoice Holdings, Inc., with PetroChoice Holdings, Inc. as the successor entity thereof and becoming (and succeeding to all rights and obligations under the Loan Documents of) the Borrower.

“Borrowing” means the borrowing of the Loans pursuant to Article II.

“Borrowing Request” means the request by the Borrower for the Borrowing in accordance with ~~Section 2.03~~Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Brazilian Civil Code” means the Brazilian Federal Law No. 10,406, dated as of January 10, 2002, as amended.

“Brazilian Decree-Law No. 4,657” means the Brazilian Decree-Law No. 4,657, dated as of September 4, 1942, as amended.

“Brazilian Code of Civil Procedure” means the Brazilian Federal Law No. 13,105, dated as of March 16, 2015, as amended.

“Brazilian Guarantors” means, collectively, the Initial Brazilian Guarantor and any other Person incorporated in Brazil that becomes a Guarantor in accordance with Section 5.13.

“Brazilian Promissory Note” means a promissory note issued by the Borrower under Brazilian law, and guaranteed “por aval” by each Brazilian Guarantor, substantially in the form of Exhibit G.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, Chicago, Toronto, Canada and Sao Paulo, Brazil; provided that when used in connection with a SOFR Loan, the term “Business Day” shall exclude any day which is not a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under IFRS, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with IFRS.

“Change in Control” means:

(a)      Cosan S.A. ceases to own, directly or indirectly, at least 51% of the Equity Interests of any of the Loan Parties; or

(b)      the Parent ceases to own, directly or indirectly, 100% of the Equity Interests of any of Cosan Lubrificantes e Especialidades S.A., Moove Lubricants Limited or the Borrower; or

(c)      the Borrower ceases to own, directly or indirectly, (A) prior to the Restructuring Transactions, 100% of the Equity Interests of the Target or any Subsidiary of the Target and (B) following the consummation of the Restructuring Transactions, 100% of the Equity Interests of PetroChoice Holdings, Inc. or, subject to Section 6.02, any Subsidiary of PetroChoice Holdings, Inc.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of ~~Section 2.12(b)~~Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to it in ~~Section 10.14~~Section 10.14.

“Closing Date” means the date on which the conditions specified in ~~Section 4.01~~ Section 4.01 are satisfied (or waived in accordance with ~~Section 10.02~~Section 10.02).

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means (i) the Collateral Shares and (ii) all other assets, properties, rights or revenues that, in accordance with the terms of the Collateral Documents, are intended to be subject to any Lien as security for the benefit of one or more of the Secured Parties (or any sub-agent or other Person acting for or on behalf of the Secured Parties).

“Collateral Agent” has the meaning specified in the introductory paragraph hereto.

“Collateral Agent Fee Letter” means the letter agreement, dated on or about the date of this Agreement, between the Borrower and the Collateral Agent with respect to certain fees to be paid in connection with this Agreement and the Collateral Documents.

“Collateral Documents” means, collectively, (i) the Security Agreement and (ii) each of the other agreements, instruments or documents that creates or purports to create a Lien on any Collateral as security for payment of the Obligations.

“Collateral Shares” means the Equity Interests representing all of the issued and outstanding capital stock of the Target and each of its Subsidiaries, all of which is held, directly or indirectly, by the Borrower on the Closing Date (after giving effect to the Transactions).

“Commitment” means, with respect to each Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in ~~Section 10.04(b)(ii)~~Section 10.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Closing Date, immediately prior to any funding on such date, is $450,000,000.

“Commitment Letter” means the commitment letter, dated May 3, 2022, between the Borrower and the Arranger.

“Communications” has the meaning assigned to it in ~~Section 8.03(c)~~Section 8.03(c).

“Compliance Certificate” means a certificate substantially in the form of Exhibit F.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Interest Expense” means, for any period, with respect to the Parent and its Subsidiaries, the aggregate interest expense for such period, with respect to all outstanding Indebtedness, including interest, default interest, penalties, fees, charges, discounts and other expenses payable in relation to loans, financings, letters of credit, bankers’ acceptances, contracts of guarantee or warranty, financial losses or gains arising from transactions in derivative contracts, identified and calculated on a consolidated basis in accordance with IFRS.

“Consolidated Net Debt” means, as of any date of determination, the aggregate amount of Indebtedness of the Parent and its Subsidiaries, minus the sum of consolidated cash, cash equivalents, bank deposits and consolidated marketable securities recorded as current assets of the Parent and its Subsidiaries; in all cases determined in accordance with IFRS.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Adjustment Spread” means a percentage equal to (i) 0.10% per annum for an Interest Period of one month, (ii) 0.15% per annum for an Interest Period of three months and (iii) 0.25% per annum for an Interest Period of six months.

“Credit Exposure” means, as to any Lender at any time, the unused Commitments and the aggregate principal amount at such time of its outstanding Loans of such Lender at such time.

“Credit Party” means, collectively, the Agents, the Lenders and the Arranger.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Delaware Divided LLC” means any Delaware LLC formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any into two or more pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.

“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA

Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from any Plan or Multiemployer Plan; (g) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition upon any Loan Party or any ERISA Affiliate of

Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in endangered or critical status, within the meaning of Title I and Title IV of ERISA or (h) a Foreign Pension Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in ~~Section 7.01~~ Section 7.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under ~~Section 2.16(b)~~Section 2.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to ~~Section 2.14~~ Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with ~~Section 2.14(f) and (d)~~Section 2.14(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Indebtedness” means any Indebtedness of any Loan Party or any of its Subsidiaries, in each case, outstanding as of the Closing Date and, if in excess of $5,000,000 (or its equivalent in any other currency), set forth in Schedule 6.01(A).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” means the Arranger Fee Letter and the Collateral Agent Fee Letter.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Loan Party.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate and Adjusted Daily Simple SOFR shall be 0%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Pension Event” means, with respect to any Foreign Pension Plan, (i) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, (ii) the failure to make the required contributions or payments under any applicable law, (iii) the incurrence of any liability by any Loan Party or any of its Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (iv) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in any liability to any Loan Party or any of its Subsidiaries, or the imposition on any Loan Party or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.

“Foreign Pension Plan” means any pension benefit plan sponsored, maintained or contributed by any Loan Party or any of its Subsidiaries that, under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means, collectively, the Initial Guarantors and each other Person that becomes a “Guarantor” from time to time after the date hereof pursuant to ~~Section 5.13~~Section 5.13.

“Guaranty” means, collectively, the Guaranty made by the Guarantors under Article 9 in favor of the Secured Parties.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or any of its Subsidiaries shall be a Hedging Agreement.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Indebtedness”, with respect to any Person, without duplication,

(1)       all indebtedness of such Person for borrowed money;

(2)       all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)       all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade accounts payables to the extent not drawn upon or presented, or, if drawn upon or presented, to the extent the resulting obligation of the Person is paid within 10 Business Days;

(4)       all obligations of such Person to pay the deferred and unpaid purchase price of property or services, all conditional sale obligations and all obligations of such person under any title retention agreement, excluding accounts payable arising in the ordinary course of business;

(5)       all Capital Lease Obligations of such Person;

(6)       all Indebtedness of other Persons guaranteed by such Person to the extent so guaranteed;

(7)       all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; and

(8)       all obligations of such Person under Hedging Agreements.

The amount of Indebtedness of any Person will be deemed to be: (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; (B) with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Indebtedness; (C) with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness; (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and (E) otherwise, the outstanding principal amount thereof.

The principal amount of any Indebtedness or other obligation that is denominated in any currency other than United States dollars (after giving effect to any Hedging Agreement in respect thereof) shall be the amount thereof, as determined pursuant to the foregoing, converted into U.S. Dollars at the spot rate in effect on the date of determination.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to it in ~~Section 10.03(c)~~Section 10.03(c).

“Ineligible Institution” has the meaning assigned to it in ~~Section 10.04(b)~~Section 10.04(b).

“Information” has the meaning assigned to it in ~~Section 10.12~~Section 10.12.

“Initial Brazilian Guarantor” means Cosan Lubrificantes e Especialidades S.A.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted EBITDA for the most recently completed Measurement Period to (b) Consolidated Interest Expense for the most recently completed Measurement Period.

“Interest Election Request” has the meaning assigned to it in Section 2.05(a).

“Interest Payment Date” means (a) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (b) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of the Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to ~~Section 2.11(e)~~Section

2.11(e) shall be available for specification in the Borrowing Request. For purposes hereof, the date of the Borrowing initially shall be the date on which the Borrowing is made.

“IRS” means the United States Internal Revenue Service.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to it in ~~Section 10.03(b)~~Section 10.03(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, fiduciary lien, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Brazilian Promissory Note, the Collateral Documents, the Fee Letters and any agreements entered into in connection herewith by the Borrower or any other Loan Party with or in favor of any Agent and/or the Lenders and designated by such Agent and/or the Lenders and the Loan Parties as a “Loan Document”.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Lost Promissory Note Affidavit” means an affidavit and undertaking of any Lender (i) certifying to the best of its knowledge as to the loss, theft, destruction, or mutilation of any Brazilian Promissory Note and (ii) agreeing that if such Brazilian Promissory Note is found or otherwise is in its custody or power it shall promptly deliver such Brazilian Promissory Note to the Borrower for cancellation.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Loans Parties and their respective Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform the Obligations, (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document or (d) the legality, validity or enforceability of the Security Interests provided under the Collateral Documents.

“Maturity Date” means May 3, 2027; provided, however that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning assigned to it in ~~Section 10.14~~ Section 10.14.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Parent.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means:

~~(a)~~       with respect to any Asset Sale, the excess, if any, of:

(i)       the amount of cash actually received in connection therewith (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over:

(ii)       the sum of (A) payments made to retire any Indebtedness that is secured by a Lien on such asset and that is required to be repaid in connection with the sale thereof, (B) the reasonable expenses incurred by any Loan Party or any of its Subsidiaries in connection therewith, (C) Taxes reasonably estimated to be payable or required to be accrued in connection with such transaction, and (D) the amount of reserves established by any Loan Party or any of its Subsidiaries in good faith and pursuant to commercially reasonable practices for adjustment in respect of the sale price of such asset or assets in accordance with IFRS;

provided that (x) if the amount of such reserves exceeds the amounts charged against such reserve, then such excess, upon the determination thereof, shall then constitute Net Cash Proceeds; (y) any Asset Sales generating Net Cash Proceeds of less than ten percent (10%) of Total Revenues or less than ten percent (10%) of Total Assets, in each case, of the Loan Parties and their respective Subsidiaries (on a consolidated basis) in aggregate during the term of this Agreement shall not constitute Net Cash Proceeds for the purposes of this Agreement; and (z) Net Cash Proceeds shall not include any amounts that are reinvested or committed to be reinvested in the business of any Loan Party and/or any of its Subsidiaries within 180 days following the receipt thereof~~; and~~.

~~(b)       with respect to the incurrence or issuance by any Loan Party and/or any of its Subsidiaries of any Indebtedness in any international or domestic capital markets whether pursuant to a direct or indirect public offering, an offering pursuant to Rule 144A or other private placement of any debt or equity or equity linked securities or pursuant to any bank loans or other debt financing incurred or issued after the Closing Date (excluding (A) any Indebtedness incurred by any Loan Party and/or any of its Subsidiaries after the Closing Date for the purposes of short term working capital, letter of credits or overdraft facilities in the ordinary course of business in an aggregate amount not to exceed $75,000,000 and (B) Refinancing Indebtedness that serves to refund or refinance any Existing Indebtedness), the excess, if any, of:~~

~~(i)       cash actually received by any Loan Party and/or any of its Subsidiaries in connection with such incurrence or issuance, net of all Taxes over:~~

~~(ii)       the underwriting discounts, fees and commissions and other reasonable expenses incurred by any Loan Party and/or any of its Subsidiaries in connection with such incurrence or issuance;~~

~~provided that any such incurrence and/or issuance shall only constitute Net Cash Proceeds to the extent that such Net Cash Proceeds exceed, in aggregate, for all such incurrences and/or issuances made during the term of this Agreement, $300,000,000; it being understood that only such Net Cash Proceeds in excess of $300,000,000 shall be applied to any prepayment of the Loans in accordance with Section 2.08(b).~~

“Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt as of such date to (b) Adjusted EBITDA for the most recently completed Measurement Period.

“New Parent” means Moove Lubricants Holdings, a Cayman Islands exempted company.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) the obligation of the Loan Parties’ to reimburse any amount in respect of any of the foregoing that any Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower, (c) any and all sums advanced by any Secured Party in order to preserve the Collateral or to preserve the Security Interests and (d) in the event of any enforcement action in respect of the Collateral, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Secured Party of its rights under the Collateral Documents, together with reasonable attorneys’ fees and court costs.

“Officer” means, with respect to any Person, the Chief Financial Officer, a director, the Director of Finance or any Vice-President with knowledge of the transactions contemplated by this Agreement and the other Loan Document, of such Person.

“Officer’s Certificate” shall mean a certificate signed on behalf of a Loan Party by an Officer of such Loan Party.

“Original Financial Statements” has the meaning assigned to it in Section 4.01(c).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to ~~Section 2.16~~Section 2.16).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” means (i) prior to the consummation of the Amendment No. 1 Reorganization Transactions, Cosan Lubes Investments Limited and (ii) upon the consummation of the Amendment No. 1 Reorganization Transactions, New Parent.

“Participant” has the meaning assigned to such term in ~~Section 10.04(c)~~Section 10.04(c).

“Participant Register” has the meaning assigned to such term in ~~Section 10.04(c)~~Section 10.04(c).

“Patriot Act” has the meaning assigned to it in ~~Section 10.16~~Section 10.16.

“Payment” has the meaning assigned to it in ~~Section 8.06(c)~~ Section 8.06(c).

“Payment Notice” has the meaning assigned to it in ~~Section 8.06(c)~~Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its Controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“Recipient” means (a) the Administrative Agent, (b) the Collateral Agent and (c) any Lender, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Indebtedness” means Indebtedness that is incurred to refund, refinance, replace, defease, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning) any Existing Indebtedness, in whole or in part, including Indebtedness that refinances Refinancing Indebtedness, in each case to the extent that such refund, refinancing, replacement, defeasement, exchange, renewal, repayment or extension occurs during the term of the Agreement; provided that:

(a)       (i) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Maturity Date, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (ii) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Maturity Date;

(b)       the Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; and

(c)       such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such Existing Indebtedness and fees incurred in connection therewith).

“Register” has the meaning assigned to such term in ~~Section 10.04(b)~~Section 10.04(b).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, representatives and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Required Lenders” means, at any time, Lenders having Credit Exposures representing more than 50% of the Credit Exposures of all Lenders. The Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restructuring Transactions” the dissolution of the Target and Stryker Parent Corp. by merger, consolidation, amalgamation or any other corporate reorganization; provided that after giving effect to such dissolution the Borrower will own directly all of the issued and outstanding Equity Interests of PetroChoice Holdings, Inc.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065 dated February 21, 2022).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, Global Affairs

Canada, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, Canada, Brazil or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all laws, rules, regulations and requirements concerning or relating to economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury, Canada, Brazil, any applicable Governmental Authority or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Parties” means, collectively, the Agents, the Lenders, each co-agent or sub-agent appointed by an Agent from time to time pursuant to ~~Section 8.01~~ Section 8.01, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means that certain pledge and security agreement, dated on or about the Closing Date, among the Borrower, the Target, certain other Subsidiaries of the Borrower as identified therein and the Collateral Agent, for itself and on behalf of the Secured Parties.

“Security Interest” means the Liens on the Collateral or any other collateral purported to be granted under the Collateral Documents to the Collateral Agent, acting on behalf of and for the benefit of one or more of the Secured Parties (or any sub agent or other Person acting for or on behalf of the Secured Parties).

“Seller” means Stryker Topco, L.P. a Delaware limited partnership.

“Signing Date” means May 3, 2022.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Loan” means any Loan that bears interest at a rate based on the Adjusted Term SOFR Rate, other than pursuant to clause (c) of the definition of Alternate Base Rate.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvency Certificate” means a certificate substantially in the form of Exhibit E.

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Acquisition Agreement Representations” means the representations and warranties made by, or with respect to, the Target and its Subsidiaries and businesses in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower has the right (taking into account any applicable cure periods) to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition (in accordance with the terms thereof) as a result of a breach of such representations in the Acquisition Agreement without any liability to the Borrower.

“Specified Representations” shall mean the representations and warranties contained in ~~Section 3.01~~Section 3.01 (Organization; Powers), ~~Section 3.02~~Section 3.02 (Authorization; Enforceability), ~~Section 3.03(c)~~Section 3.03(c) (Governmental Approvals; No Conflicts) (solely to the extent it relates to the entering into and the performance of the Loan Documents and the Borrowing hereunder, the Guarantees provided hereunder and the performance of, and granting of the Security Interests), ~~Section 3.05~~Section 3.05(b) (Properties; Collateral), ~~Section 3.08~~Section 3.08 (Margin Regulations; Investment Company Act Status), ~~Section 3.12~~Section 3.12(b) (Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions) and ~~Section 345~~Section 3.15(a) (Solvency).

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with IFRS as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

“Target” means Stryker Intermediate Holdings, Inc., a Delaware corporation.

“Tax Distributions” means with respect to any tax period (or portion thereof) in which the Borrower or any of its Subsidiaries are members of a consolidated, combined, unitary or similar income tax group for income Tax purposes of which a parent company is the common parent (a “Tax Group”), distributions by Borrower to such applicable parent company to the extent Taxes imposed on such parent company are attributable to the taxable income of the Borrower or its applicable Subsidiaries; provided that any such distributions shall not exceed the income taxes that would be owed by the Borrower and/or its Subsidiaries with respect to such tax period if the Borrower and/or its Subsidiaries filed consolidated, combined, unitary or similar returns separately from any other members of such Tax Group.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or the Borrowing, refers to whether such Loan, or the Loans comprising the Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Termination Date” means the earlier of (i) the date falling three (3) Business Days following the date hereof and (ii) the occurrence of the Closing Date and any Borrowing of Loans in connection therewith.

“Total Assets” means, as of any date of determination, the consolidated total assets of the Parent and its Subsidiaries or, as the context may require, the Loan Parties, in accordance with IFRS as shown on the most recent consolidated balance sheet of the Parent delivered pursuant to Section 5.01.

“Total Revenues” means, as of any date of determination, the consolidated total revenues of the Parent and its Subsidiaries in accordance with IFRS as shown on the most recent financial statements delivered pursuant to Section 5.01.

“Transactions” means (i) the Acquisition as contemplated by the Acquisition Agreement without giving effect to amendments, supplements, waivers or other modifications to or consents under the Acquisition Agreement that are adverse in any material respect to the Lenders in their capacities as such and that have not been approved by the Arranger, such approval not to be unreasonably withheld or delayed, (ii) the execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans and the use of the proceeds thereof and (iii) the payment of costs and expenses in connection with the foregoing.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in ~~Section 2.14(f)(ii)(B)(3)~~ Section 2.14(f)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Equity Interests of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date of determination and the making of such payment by (b) the then outstanding principal amount of such Indebtedness as of such date of determination.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03. Accounting Terms; IFRS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with IFRS, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in IFRS or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in IFRS or in the application thereof, then such provision shall be interpreted on the basis of IFRS as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.04. Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.05. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.06. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles 2, 8 and 9) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.06, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

ARTICLE 2

The Credits

Section 2.01. The Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make a term loan (each, a “Loan” and, collectively, the “Loans”) to the Borrower, in a single disbursement on the Closing Date, in an aggregate principal amount not to exceed such Lender’s Commitment. The Loans are available only on the terms and conditions specified hereunder, and once repaid, in whole or in part, at maturity or by prepayment, may not be reborrowed in whole or in part.

Section 2.02. Loans and Borrowing. (a) Each Loan shall be made as part of the Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make the Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make its Loan as required.

(b)       Subject to ~~Section 2.11~~ Section 2.11, the Borrowing shall be comprised entirely of Term Benchmark Loans, as the Borrower may request in accordance herewith. Each Lender at its option may make the Loan required to be made by it by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)       Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to continue the Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03. Request for Borrowing. To request the Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting the Borrowing Request not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing; provided that for the Borrowing occurring on the Closing Date, such notice may be given two Business Days in advance. The Borrowing Request shall be irrevocable and shall be signed by an Officer of the Borrower. The Borrowing Request shall specify the following information in compliance with ~~Section 2.02~~Section 2.02:

(i)       the aggregate amount of the requested Borrowing;

(ii)      the proposed date of the Borrowing, which shall be a Business Day; and

(iii)     the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of ~~Section 2.04~~ Section 2.04.

Promptly following receipt of the Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Funding of Borrowings. (a) Each Lender shall make the Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the Borrowing Request.

(b)       Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the Borrowing.

Section 2.05. Interest Elections. (a) The Borrower may, from time to time, elect Interest Periods in respect of the Loans, by delivering a notice substantially in the form of Exhibit C (an “Interest Election Request”) to the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day before such notice is to be effective.

(c)       Each Interest Election Request shall be irrevocable and shall be signed by an Officer of the Borrower.

(d)       Each Interest Election Request shall specify the following information in compliance with ~~Section 2.02~~Section 2.02:

(i)       the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(ii)       the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

(e)       Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof.

(f)       If the Borrower fails to deliver a timely Interest Election Request with respect to the Borrowing prior to the end of the Interest Period applicable thereto, then, at the end of such Interest Period the Borrowing shall be deemed to have an Interest Period that is the same as the immediately preceding Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing the Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06. Termination of Commitments. The Commitments shall automatically terminate at 5:00 p.m. (New York City time) on the Termination Date.

Section 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the ratable account of the Lenders, the aggregate principal amount of all Loans outstanding under this Agreement on the dates and in the applicable amounts set forth opposite each such date in the table below (which amounts shall be reduced as a result of the application of any prepayments in accordance with ~~Section 2.08~~Section 2.08); provided, however, that the final principal repayment installment of the Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Loans outstanding on such date:

Principal Repayment Date	~~Percentage of~~ Initial Principal Amount to be Repaid (expressed as a fraction of principal then outstanding, if applicable)
May 3, 2024	1/7
~~November 3, 2024~~	~~1/7~~
~~May 3, 2025~~	~~1/7~~
~~November 3, 2025~~	~~1/7~~
~~May 3, 2026~~	~~1/7~~
~~November 3, 2026~~	~~1/7~~
Maturity Date	~~1/7~~Aggregate principal amount of all Loans outstanding on such date

(b)       Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)       The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)       The entries made in the accounts maintained pursuant to paragraph ~~(b)~~(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)       To further evidence its obligation to repay the Loans and to pay accrued interest thereon, the Borrower shall issue, execute and deliver to each Lender (and/or, if applicable, its registered assigns) on the Closing Date in accordance with Section 4.01(a), a Brazilian Promissory Note for the Loan provided by such Lender, each substantially in the form of Exhibit G, in each case, with guaranty (aval) by the Initial Brazilian Guarantor. The issuance, execution and delivery of any Brazilian Promissory Note pursuant to this Agreement shall not be construed as a novation with respect to this Agreement or under any other agreement between any Lender or the

Administrative Agent and the Borrower and/or the Brazilian Guarantor and shall not increase, limit, reduce or otherwise affect the Obligations, and the rights and claims of any Lender under any Brazilian Promissory Note shall not replace or supersede its rights and claims under this Agreement. Each Brazilian Promissory Note will be issued within the scope of this Agreement and shall be read and interpreted in accordance with the terms provided in this Agreement and each Lender agrees that, notwithstanding any provision of any Brazilian Promissory Note, it shall not demand payment of any amount under the Brazilian Promissory Note unless such amount is then due and payable (whether at stated maturity, by acceleration or otherwise) by the Borrower and/or each Brazilian Guarantor in accordance with the terms of this Agreement. For the avoidance of doubt, the amounts payable in respect of the Loans by the Borrower and/or each Brazilian Guarantor under this Agreement and the Brazilian Promissory Note shall be, in any case, without duplication. Any reduction (by repayment, prepayment or otherwise) in the principal amount of the Loans outstanding shall discharge pro tanto the equivalent face amount of the Brazilian Promissory Note evidencing such Loans.

(f)       If any Brazilian Promissory Note shall become mutilated, destroyed, lost or stolen, the Borrower shall, upon the written request of the holder of such Brazilian Promissory Note and the receipt by the Borrower of a Lost Promissory Note Affidavit from such holder, execute and deliver in replacement thereof a new Brazilian Promissory Note with guaranty (aval) by the Brazilian Guarantor thereunder, payable to the same holder in the same principal amount and on the same terms and dated the same date as the Brazilian Promissory Note so mutilated, destroyed, lost or stolen.

(g)       Each Lender agrees (i) that if a Brazilian Promissory Note is found or otherwise is in its custody or power it shall promptly deliver such Brazilian Promissory Note to the Borrower for cancellation and (ii) to indemnify the Borrower from and against any and all liabilities, claims and costs and expenses incurred by the Borrower in connection with collection procedures and payments imposed on the Borrower by any third party and not in accordance with this Agreement, as a result of such lost, stolen, destroyed or mutilated Brazilian Promissory Note.

(h)       Upon repayment in full of the principal and interest of a Lender’s Loan, such Lender shall (A) return any Brazilian Promissory Note in its possession to the Borrower marked “cancelled” or (B) return any Brazilian Promissory Note in its possession to the Borrower marked “cancelled” and deliver a Lost Promissory Note Affidavit to the Borrower relating to any Brazilian Promissory Note that is not returned.

(i)       Upon receipt by the Borrower of a notice from the Administrative Agent stating that a Lender shall sell, transfer, assign or otherwise dispose of any portion of its rights or obligations under this Agreement in accordance with ~~Section 10.04~~ Section 10.04, and identifying the purchaser, assignee or transferee, the Borrower shall, upon the request of any Lender and in exchange for (A) any Brazilian Promissory Note previously delivered to such Lender or (B) any Brazilian Promissory Note previously delivered to such Lender that are in the possession of such Lender and a Lost Promissory Note Affidavit in respect of any Brazilian Promissory Note that is not returned, promptly execute new Brazilian Promissory Notes in favor of such purchaser, assignee or transferee satisfactory to such Lender to substitute for any Brazilian Promissory Note previously delivered to such Lender.

Section 2.08. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay the Loans in whole or in part, upon prior written notice to the Administrative Agent; provided that (i) such written notice must be received by the Administrative Agent not later than 11:00 a.m., New York City time, three Business Days before the proposed date of prepayment and (ii) any prepayment shall be in a principal amount of $5,000,000 or whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans or portion thereof to be prepaid; provided that such notice may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or delayed by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment. Prepayments shall be accompanied by accrued interest to the extent required by ~~Section 240~~Section 2.10 and any break funding payments required by ~~Section 2.13~~Section 2.13.

(b)       Within three (3) Business Days of the receipt of any Net Cash Proceeds by any Loan Party and/or any of its Subsidiaries, the Borrower shall prepay the Loans in an aggregate principal amount equal to 100% of the Net Cash Proceeds received by such Loan Party and/or such Subsidiary. Prepayments shall be accompanied by accrued interest to the extent required by ~~Section 2.10~~Section 2.10 and any break funding payments required by ~~Section 2.13~~Section 2.13.

Section 2.09. Fees. (a) The Borrower agrees to pay to Credit Parties, for their own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and such Credit Party in the Fee Letters.

(b)       All fees payable thereunder shall be paid on the dates due, in dollars in immediately available funds in accordance with the terms of such Fee Letters. Fees paid shall not be refundable under any circumstances (except as otherwise expressly provided to the contrary in any such Fee Letter).

Section 2.10. Interest. (a) The Term Benchmark Loans shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for the Borrowing plus the Applicable Rate.

(b)       Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate otherwise applicable to such Loan; provided that no interest at such increased rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(c)       Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d)       Interest computed by reference to the Term SOFR Rate hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.11. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this ~~Section 2.11~~ Section 2.11, if:

(i)       the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii)      the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.11(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.11(a)(i) or (ii) above, on such day.

(b)       Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)       Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other

Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)       The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this ~~Section 2.11~~ Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this ~~Section 2.11~~ Section 2.11.

(e)       Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)       Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this ~~Section 2.11~~ Section 2.11, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an

ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.

Section 2.12. Increased Costs. (a) If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate);

(ii)      impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)       If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)       A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)       Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13. Break Funding Payments. In the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to ~~Section 2.16~~Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.14. Withholding of Taxes; Gross-Up.

(a)       Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)       Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)       Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)       Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Loan Parties by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)       Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of ~~Section 10.04(c)~~Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)       Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in ~~Section 2.14(f)(ii)(A)~~Section 2.14(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)       Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)       any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)      in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)      in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3)      in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4)     to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(D)       if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative

Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E)       any Agent that is a U.S. Person shall provide the Borrower with two duly completed copies of IRS Form W-9. If any Agent is not a U.S. Person, it shall provide (1) executed copies of IRS Form W-8ECI with respect to any amounts payable to such Agent for its own account and (2) executed copies of IRS Form W-8IMY certifying on Part I and Part VI of such Form W-8IMY that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal withholding tax purposes with respect to payments received by it from the Borrower on account of others. Each Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)       Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)       Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations.

(i)       Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

Section 2.15. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Loan Party shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under ~~Section 2.12, 2.13 or 2.14~~Section 2.12, 2.13 or 2.14, or otherwise) in Dollars prior to 12:00 noon, New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except that payments pursuant to Sections ~~2.12, 2.13, 2.14 and 10.03~~ 2.12, 2.13, 2.14 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)       At any time that payments are not required to be applied in the manner required by ~~Section 7.03~~Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)       If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Loan Party or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(d)       Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to ~~Section 2.08~~Section 2.08), notice from the Borrower that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.

Section 2.16. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under ~~Section 2.12~~Section 2.12, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to ~~Section 2.14~~ Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections ~~2.12~~2.12 or ~~2.14~~2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)       If any Lender requests compensation under ~~Section 2.12~~Section 2.12, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to ~~Section 2.14~~ Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.16(a), or if any Lender becomes Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in ~~Section 10.04~~ Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Sections ~~2.12~~2.12 or ~~2.14~~2.14) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under ~~Section 2.12~~Section 2.12 or payments required to be made pursuant to ~~Section 2.14~~Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (A) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (B) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.17. Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)       any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ~~Section 7.03~~Section 7.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to ~~Section 10.08~~Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, in accordance with this Section; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(b)       the Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to ~~Section 10.02~~Section 10.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

ARTICLE 3

Representations and Warranties

Each Loan Party represents and warrants to the Lenders and the Agents on the Closing Date (after giving effect to the Transactions):

Section 3.01. Organization; Powers. Each Loan Party and each of its Subsidiaries is duly organized or formed and validly existing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement and each other Loan Document to which any Loan Party is party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation, (c) will not violate the charter, by-laws or other organizational documents of any Loan Party or any of its Subsidiaries, (d) will not violate any order of any Governmental Authority, (e) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or any of their respective assets, and (f) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of any Loan Party or any of its Subsidiaries (except for the Security Interests).

Section 3.04. Financial Condition; No Material Adverse Change. The Original Financial Statements were prepared in accordance with IFRS consistently applied and present fairly, in all material respects, the financial condition and results of operations and cash flows of the Loan Parties and their respective Subsidiaries as of such dates and for such periods in accordance with IFRS, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in Section 4.01(c)(y)(i), (ii) and (iii). There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Loans Parties and their respective Subsidiaries since December 31, 2021.

Section 3.05. Properties; Collateral. (a) Each Loan Party and each of its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other property material to the operation of the business of such Loan Party and its Subsidiaries (including the Collateral and any intellectual property), taken as a whole except, as to such real property and other property, for minor defects in title that do not interfere in any material respect with the ability to conduct such business as currently conducted or to utilize such properties and assets for their intended purposes.

(b)       Upon execution of the Collateral Documents, the provisions of the Collateral Documents are effective to create, in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on or in all of the Collateral intended to be covered thereby, each such Lien secures all of the Obligations, and, subject to Section 5.11, all necessary recordings and filings have been made in all necessary public offices and all other necessary and appropriate action has been taken so that the Liens created by each such Collateral Document constitute perfected Liens on or in the Collateral intended to be covered thereby, prior and superior to all other Liens, and all necessary consents to the creation, effectiveness, priority and perfection of each such Lien have been obtained. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office.

Section 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of its Subsidiaries which, if adversely determined, might reasonably be expected to result in a Material Adverse Effect. No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries.

(b)       Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) none of the Loan Parties nor any of their respective Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law and (ii) no Environmental Claim has been commenced or (to the best of the knowledge of any Loan Party, having made all reasonable enquiries), is threatened against any Loan Party or any of its Subsidiaries.

Section 3.07. Compliance with Laws and Agreements. Each Loan Party and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.08. Margin Regulations; Investment Company Status. (a) No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of the Borrowing hereunder will be used to buy or carry any Margin Stock.

(b)       No Loan Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each Loan Party and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the amount permitted under the applicable funding rules of ERISA and the Code, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did

not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

Section 3.11. Disclosure. (a) Each Loan Party has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished by or on behalf of any Loan Party or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (x) such representations with respect to information provided by or on behalf of the Target and its Subsidiaries prior to the consummation of the Acquisition is made only to the best of such Loan Party’s knowledge after due and diligent investigation and (y) with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; it being understood and agreed that financial projections are subject to significant uncertainties and contingencies, many of which are beyond its control, that no assurance can be given that any particular financial projection will be realized, and that the financial projections are not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material.

(b)       As of the Closing Date, to the best knowledge of each Loan Party, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 3.12. Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. (a) Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and each Loan Party, its Subsidiaries and their respective officers and directors and to the knowledge of such Loan Party its employees and agents, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. None of the Loan Parties, any of their respective Subsidiaries, any of their respective directors or officers or to the knowledge of any such Loan Party or such Subsidiary, any employees, or to the knowledge of any such Loan Party, any agent of such Loan Party or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(b)       The Borrowing, use of proceeds and other transactions contemplated by this Agreement will not violate any Anti-Corruption Law, Anti-Money Laundering Law or applicable Sanctions. The foregoing representations in this ~~Section 3.12~~Section 3.12 will not apply to any party hereto to which Council Regulation (EC) 2271/96 (the “Blocking Regulation”) applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.

Section 3.13. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 3.14. Plan Assets; Prohibited Transactions. No Loan Party is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 3.15. Solvency. (a) Each of the Loan Parties and their Subsidiaries are, on a consolidated basis, Solvent as of the Closing Date, after giving effect on a pro forma basis to the Transactions.

(b)       No corporate action, legal proceeding, application, filing or other step described in ~~Section 7.01(e) or Section 7.01(f)~~Section 7.01(e) or Section 7.01(f) has been taken or, to the knowledge of the Loan Parties, threatened in relation to any Loan Party or any of its Subsidiaries and none of the circumstances described in ~~Section 7.01(g)~~Section 7.01(g) applies to any Loan Party or any of its Subsidiaries.

Section 3.16. No Immunity. In any proceedings taken in its jurisdiction of incorporation in relation to this Agreement and/or the other Loan Documents to which it is a party, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

Section 3.17. Private and Commercial Acts. Its execution of the Loan Documents to which it is a party constitutes, and its exercise of its rights and performance of its obligations thereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

Section 3.18. Governing Law and Enforcement. (a) The choice of the law of the State of New York as the governing law of the Loan Documents (except for each Brazilian Promissory Note) will be recognized and enforced in its jurisdiction of incorporation.

(b)       Any judgment obtained in the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in relation to a Loan Document will be recognized and enforced in its jurisdiction of incorporation.

Section 3.19. Pari Passu Ranking. Its payment obligations under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

Section 3.20. No Default. No Event of Default is continuing or might reasonably be expected to result from the making of the Borrowing. No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

Section 3.21. Use of Proceeds. The Borrower will use the proceeds of the Loans only to finance the Acquisition and to pay certain costs and expenses associated with the transactions contemplated hereby.

ARTICLE 4

Conditions

Section 4.01. Closing Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with ~~Section 10.02~~Section 10.02):

(a)       The Administrative Agent (or its counsel) and the Collateral Agent (or its counsel) shall have received a counterpart of this Agreement and each other Loan Document (other than the Collateral Documents), duly executed by each of the parties hereto or thereto (which, subject to ~~Section 10.06(b)~~Section 10.06(b), and except for any Brazilian Promissory Note, may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).

(b)       The Acquisition Agreement (including all schedules and exhibits thereto) shall be reasonably satisfactory to the Arranger (it being understood that the draft of the Acquisition Agreement delivered to the Arranger on May 2, 2022 is satisfactory). The Acquisition shall have been consummated, or, substantially concurrently with the Borrowing hereunder, shall be consummated, in each case pursuant to and on the terms and conditions set forth in the Acquisition Agreement and without giving effect to amendments, supplements, waivers or other modifications to or consents under the Acquisition Agreement that are adverse in any material respect to the Lenders and that have not been approved by the Lenders, such approval not to be unreasonably withheld or delayed, (it being understood and agreed that (i) any decrease in the purchase price shall be deemed to be materially adverse to the Lenders unless the aggregate decrease does not exceed 10% and is allocated 100% to reduce the Credit Exposure hereunder and (ii) any increase in the purchase price shall be deemed not to be materially adverse so long as not financed with the incurrence of Indebtedness) and (iii) any amendment to the definition of “Material Adverse Effect” in the Acquisition Agreement shall be deemed to be materially adverse to the Lenders.

(c)       The Administrative Agent shall have received (x)(i) the audited consolidated balance sheets of PetroChoice Holdings, Inc. and its wholly-owned and majority-owned Subsidiaries as of December 31, 2020 and December 31, 2021 and the related audited consolidated statements of operations, changes in stockholder’s equity, and cash flows of PetroChoice Holdings, Inc. and its wholly-owned and majority-owned Subsidiaries for the years then ended, (ii) the audited consolidated balance sheets of the Parent, and its wholly-owned and majority-owned Subsidiaries as of December 31, 2021 and (iii) the audited consolidated balance sheets of Cosan Lubrificantes e Especialidades S.A. and its wholly-owned and majority-owned Subsidiaries as of December 31, 2021 and (y)(i) the unaudited consolidated balance sheets of PetroChoice Holdings, Inc. and its wholly-owned and majority-owned Subsidiaries as of September 30, 2021, and the related unaudited consolidated statements of operations, and cash flows of PetroChoice Holdings, Inc. for the nine-month period then ended, (ii) the unaudited consolidated balance sheets of the Parent, and its wholly-owned and majority-owned Subsidiaries as of September 30, 2021, and the related unaudited consolidated statements of operations, and cash flows of the Parent for the nine-month period then ended and (iii) the unaudited consolidated balance sheet of Moove Lubricants Limited and its wholly-owned and majority-owned Subsidiaries as of September 30, 2021, and the related unaudited consolidated statements of operations, and cash flows of Moove Lubricants

Limited and its wholly-owned and majority-owned Subsidiaries for the nine-month period then ended (the foregoing, collectively, the “Original Financial Statements”).

(d)       All costs, fees, expenses and other compensation required by the Commitment Letter, the Fee Letters and this Agreement to be payable to the Arranger, the Agents and/or the Lenders at or prior to the Closing Date (in the case of expenses, to the extent invoiced at least two Business Days prior to the Closing Date) shall have been paid to the extent due.

(e)       The Administrative Agent and the Collateral Agent shall have received, with respect to each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent:

(i)       an Officer’s Certificate of such Loan Party, dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation, formation or registration, good standing certificate (to the extent applicable), and the by-laws or limited liability company or articles of association or other operating agreement or organizational documents (as the case may be) of such Loan Party as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, board of managers or members of that entity authorizing the Borrowing, the Guarantees, the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, and the granting of the Liens contemplated hereby or the other Loan Documents (in each case to the extent applicable to such Loan Party), (C) that the certificate of incorporation, formation or registration of that Loan Party has not been amended since the date of the last amendment thereto, (D) as to the incumbency and specimen signature of each officer of that Loan Party executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that Loan Party as to the incumbency and signature of the officer signing the certificate referred to in this clause (i)) and (E) compliance with the conditions set forth in Sections 4.01(g), (h) and (i); and

(ii)       a Solvency Certificate.

(f)       The Administrative Agent and the Collateral Agent shall have received a favorable written opinion (addressed to the Agents and the Lenders and dated the Closing Date) from each of (i) Paul Hastings LLP, special U.S. counsel to the Loan Parties, (ii) Stocche Forbes Advogados, special Brazilian counsel to the Loan Parties, and (iii) Paul Hastings (Europe) LLP, special English counsel to the Loan Parties, in each case, covering such matters relating to the Loan Parties, this Agreement and the other Loan Documents and the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests its counsel deliver the opinions referred to in this Section 4.01(f).

(g)       The Specified Acquisition Agreement Representations shall be true and correct to the extent required by the definition thereof on and as of the date of the Borrowing.

(h)       The Specified Representations of the Loans Parties set forth in this Agreement shall be true and correct in all material respects on and as of the date of the Borrowing (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the Transactions.

(i)       At the time of and immediately after giving effect to the Borrowing and to the Transactions, no Default or Event of Default shall have occurred and be continuing under ~~Section 7.01(a), Section 7.01(e), Section 7.01(f) or Section 7.01(g)~~Section 7.01(a), Section 7.01(e), Section 7.01(f) or Section 7.01(g).

(j)       Since the date of the Acquisition Agreement, no “Material Adverse Effect” (as defined in the Acquisition Agreement as in effect on the Signing Date) has occurred.

(k)       (A) The Administrative Agent (or its counsel) shall have received a counterpart of each Collateral Document, duly executed by each of the parties thereto; and (B) any other document or deed required to be filed, registered, notarized, recorded or published in order to create and perfect the Security Interests delivered pursuant to this Section 4.01(k) as first priority Liens shall have been properly filed, registered, notarized, recorded or published in each office or publication, as the case may be, in each jurisdiction in which such filings, registrations, notarizations, recordations and publications are required (and the Collateral Agent shall have received acknowledgment copies or other evidence satisfactory to the Collateral Agent that all necessary filings, notarizations, recordings, publications have been made and all fees, taxes and expenses related to such filings, notarizations, registrations, recordings and publications have been paid in full), in each case of the foregoing paragraphs (A) and (B) in connection with the grant (and delivery in the case of paragraph (i) below) and perfection of Security Interests in:

(i)       the certificated equity securities of the Target and its Subsidiaries, to the extent constituting Collateral, provided that such certificated equity securities of the Target and the Target’s Subsidiaries shall be required to be delivered on the Closing Date only to the extent received by the Target at least two Business Days prior to the Closing Date after the use of commercially reasonable efforts to do so by each Loan Party, and shall otherwise be delivered within five Business Days of the Closing Date (or such later date as the Administrative Agent may agree to);

(ii)       other assets with respect to which such Security Interest may be perfected by the filing of a financing statement under the Uniform Commercial Code; and

(iii)       subject to ~~Section 5.11(a)~~Section 5.11(a), all other Collateral.

(l)       (i) The Administrative Agent and the Collateral Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and Anti-Money Laundering Laws, to the extent requested in writing of the Loan Parties at least six Business Days prior to the Closing Date and (ii) to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Closing Date, any Lender that has requested, in a written notice to such Loan Party at least six Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Loan Party shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

The Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (g), (h) and (i) of this Section.

The Administrative Agent shall notify the Borrower, the Collateral Agent and the Lenders of the occurrence of the Closing Date, and such notice shall be conclusive and binding.

ARTICLE 5

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Loan Parties covenants and agrees that:

Section 5.01. Financial Statements and Other Information. The Loan Parties will furnish to the Administrative Agent and each Lender:

(a)       as soon as they become available but in any event within 120 days after the end of each fiscal year of such Person (commencing with the fiscal year ended December 31, 2022), (i) the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal year for each of the Parent, the Borrower and Cosan Lubrificantes e Especialidades S.A., setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing or another registered public accounting firm reasonably acceptable to the Administrative Agent (acting on the instructions of the Required Lenders) (without a “going concern” or like qualification commentary or exception and without any qualification or exception as to the scope of such audit other than a qualification resulting from the impending maturity of any Indebtedness) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Person and its consolidated Subsidiaries on a consolidated basis in accordance with IFRS consistently applied and (ii) the unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal year for Moove Lubricants Limited setting forth in comparative form the figures for the previous fiscal year;

(b)       as soon as they become available but in any event within (A) 60 days after the end of the fiscal quarters March 31, 2022, June 30, 2022 and September 30, 2022 of the Parent and (B) 45 days after the end of each fiscal quarter of the Parent thereafter (commencing on December 31, 2022), the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Parent as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with IFRS consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)       concurrently with any delivery of financial statements under clause (a) or (b) above (commencing with the fiscal quarter ended March 31, 2022), a duly completed Compliance Certificate signed by a Financial Officer of the Parent (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including email and shall be deemed to be an original authentic counterpart thereof for all purposes) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the financial covenants set forth in ~~Section 6.08~~Section 6.08 and (iii) stating whether any change in IFRS or in the application thereof has occurred since the date of the financial statements most recently delivered under clause (a) or (b) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and

(d)       promptly following any request therefor, (x) such other information regarding the operations, business and financial condition of any Loan Party or any of its Subsidiaries, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Section 5.02. Notices of Material Events. Each Loan Party will furnish to the Agents and each Lender prompt written notice of the following:

(a)       the occurrence of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence;

(b)       promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Loan Party or any of its Subsidiaries, and which would, if adversely determined, have a Material Adverse Effect;

(c)       promptly upon becoming aware of them, details of any judgment or order of a court, arbitral body or agency which is made against any Loan Party or any of its Subsidiaries, and which would have a Material Adverse Effect;

(d)       the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Loan Party or any ERISA Affiliate in an aggregate amount exceeding $50,000,000;

(e)       notice of any Environmental Claim or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(f)       any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(g)      any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification;

(h)      the consummation of the Restructuring Transactions; and

(i)       the consummation of the Amendment No. 1 Reorganization Transactions and the Borrower Reorganization Transactions.

Each notice delivered under this Section 5.02 shall be in writing, shall contain a heading or a reference line that reads “Notice under ~~Section 5.02~~Section 5.02 of Credit Agreement dated May 20, 2022” and shall be accompanied by a statement of a Financial Officer or other executive officer of the applicable Loan Party setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Existence; Conduct of Business. Each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under ~~Section 6.02~~Section 6.02 or the Restructuring Transactions.

Section 5.04. Payment of Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with IFRS and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05. Maintenance of Properties; Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, (a) permit any representatives designated by the Administrative Agent (acting on its own behalf or on behalf of the Lenders), upon at least 3 Business Days’ notice, to visit and inspect its properties, to examine and make extracts from its books and records, to discuss its affairs, finances and condition with its officers and independent accountants (and hereby authorizes the Administrative Agent and each Lender to, upon one Business Day’s prior written notice to the Borrower, contact its independent accountants directly); provided that unless an Event of Default has occurred and is continuing, the Administrative Agent shall not exercise such rights more often than one time during any calendar year at the Borrower’s expense and (b) to provide contact information for each bank where each Loan Party has a depository and/or securities account and each such Loan Party hereby authorizes the Administrative Agent and each Lender to contact the bank(s) in order to request bank statements and/or balances, all at such reasonable times and as often as reasonably requested. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent accountants.

Section 5.07. Compliance with Laws. Each Loan Party will comply and will procure that each of its Subsidiaries will comply with all requirements of (i) all applicable Anti-Money Laundering Laws, Sanctions Laws and Anti-Corruption Laws and (ii) all other applicable laws (including, without limitation, Environmental Laws, social security laws, labor laws and tax laws), except in the case of such other applicable laws identified in subclause (ii) hereof where the failure by such Loan Party or Subsidiary to comply could not reasonably be expected to have a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

Section 5.08. Use of Proceeds. The proceeds of the Loans will be used only to finance the Acquisition and to pay certain costs and expenses associated with the transactions contemplated hereby.

Section 5.09. Accuracy of Information. Each Loan Party will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by each Loan Party on the date thereof as to the matters specified in this Section; provided that (a) information provided by or on behalf of the Target and its Subsidiaries prior to the consummation of the Acquisition is made only to the best of such Loan Party’s knowledge after due and diligent investigation and (b) with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; it being understood and agreed that financial projections are subject to significant uncertainties and contingencies, many of which are beyond its control, that no assurance can be given that any particular financial projection will be realized, and that the financial projections are not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material.

Section 5.10. Beneficial Ownership Regulation. Promptly following any request therefor, each Loan Party will provide information and documentation reasonably requested by the Administrative Agent, the Collateral Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Act, the Beneficial Ownership Regulation or other applicable Anti-Money Laundering Laws.

Section 5.11. Post-Closing Collateral; Preservation of Rights under Collateral Documents.

(a)       Each Loan Party shall, and shall procure that each of its Subsidiaries shall, use commercially reasonable efforts to ensure that all Security Interests shall have been granted and perfected on the Closing Date; provided that, to the extent that any such Security Interests cannot be granted and/or perfected on the Closing Date after the use of such commercially reasonable efforts (excluding, for the avoidance of doubt, those Security Interests set forth in Section 4.01(k)(i) and (ii) which shall be granted and perfected on the Closing Date, except to the extent set forth therein), as soon as practicable and in any event not later than ninety days following the Closing Date, each Loan Party shall, and shall procure that each of its Subsidiaries shall have, (x) delivered to the Administrative Agent counterparts of each Collateral Document, duly executed by each of the parties thereto, with respect to such Security Interests, (y) properly filed, registered, notarized and/or recorded any document or deed required to be filed, registered, notarized, recorded or published, in each case, in order to create and perfect such Security Interests as first priority Liens, as the case may be, in each jurisdiction in which such filings, registrations, notarizations, recordations and publications are required and (z) delivered to the Collateral Agent acknowledgment copies or other evidence satisfactory to the Collateral Agent that all necessary filings, notarizations, recordings, publications have been made and all fees, taxes and expenses related to such filings, notarizations, registrations, recordings and publications have been paid in full) with respect to such Security Interests.

(b)       Each Loan Party shall take such actions as may be necessary or, to the extent requested by the Administrative Agent, advisable in order to preserve the rights of the Secured Parties under each of the Collateral Documents. Without limiting the generality of the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries to, execute any documents, filing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the Liens created or intended to be created by the Collateral Documents or such other Liens that may replace the Liens created or intended to be created by the Collateral Documents in accordance with their terms, in form and substance reasonable satisfactory to the Administrative Agent. Such Liens will be created under the Collateral Documents in form and substance reasonably satisfactory to the Administrative Agent, and each Loan Party shall deliver, or cause to be delivered, to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this ~~Section 5.11~~ Section 5.11.

Section 5.12. Authorizations. Each Loan Party shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect and supply certified copies to the Lender of, any authorization, consent, approval, resolution, license, exemption, filing, notarization or registration required under any law or regulation of its jurisdiction of incorporation to (i) enable it to perform its obligations under the Loan Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Loan Document and (ii) carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

Section 5.13. Additional Guarantors. Each Loan Party (i) shall as promptly as practicable and in any event no later than the date falling three Business Days after the Closing Date (or such longer period as the Administrative Agent may agree), cause each of the Target and each of Stryker Parent Corp. a Delaware corporation, PetroChoice Holdings Inc., a Delaware corporation, PetroChoice LLC, a Delaware limited liability company, The Lubricant Store, LLC, a Delaware limited liability company, PetroChoice Dynamo LLC, a Delaware limited liability company, Miller Industrial Fluids LLC, an Indiana limited liability company, and PetroChoice Transport, Inc., a Wisconsin corporation to become a Guarantor, (ii) shall, upon the formation or acquisition of any new direct or indirect Subsidiary by any Loan Party, within thirty days (or such longer period as the Administrative Agent may agree) after such formation or acquisition, cause such Subsidiary to become a Guarantor and (iii) from time to time, at its election, may cause any other Subsidiary to become a Guarantor, in each case of the foregoing paragraphs (i), (ii) and (iii), by executing and delivering to the Administrative Agent (with a copy to the Collateral Agent): (1) a joinder agreement substantially in the form attached hereto as Exhibit H (a “Joinder Agreement”), (2) if applicable, a Brazilian Promissory Note, (3) an Officer’s Certificate of such Person in form and substance substantially the same as each Officer’s Certificate delivered in accordance with Section 4.01(e)(i) (including with respect to certifications thereunder and attachments thereto), (4) such documents as required in accordance with Section 20 of the Security Agreement in order to become an Additional Subsidiary Grantor (as defined in the Security Agreement), (5) to the extent requested by the Administrative Agent and/or the Collateral Agent, all documentation and other information regarding such Person in connection with applicable “know your customer” and Anti-Money Laundering Laws and (6) to the extent requested by the Administrative Agent and/or any Lender, a customary legal opinion of applicable counsel to such Person, addressed to the Agents and the Lenders, in form and substance reasonably acceptable to the Agents and the Lenders.

Section 5.14. Process Agent. Each of the Loan Parties shall have appointed, on or prior to the Closing Date pursuant to Section 10.09(d), Commercial Lubricants Moove Corp. a Delaware corporation, with offices in Staten Island, New York, United States, as its agent for service of process for purposes of the submission to jurisdiction set forth above and shall have provided such agent’s notice information to the Administrative Agent.

ARTICLE 6

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Loan Parties covenants and agrees that:

Section 6.01. Liens. In this ~~Section 6.01~~ Section 6.01, “Quasi-Lien” means an arrangement or transaction described in ~~Section 6.01~~(b).

(a)       No Loan Party will permit, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it.

(b)       No Loan Party will permit, and will not permit any of its Subsidiaries to:

(i)       sell, transfer or otherwise dispose of any of its property or assets on terms whereby they are or may be leased to or re-acquired by any Loan Party or any of its Subsidiaries;

(ii)      sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)     enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)     enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Indebtedness or of financing the acquisition of an asset.

(c)       Section 6.01(a) and (b) do not apply to any Lien or (as the case may be) Quasi-Lien set forth below:

(i)       any Lien or Quasi-Lien existing on the Closing Date and, to the extent securing amounts in excess of $5,000,000, listed in Schedule 6.01(B) (Existing Lien/Quasi-Lien);

(ii)      any netting or set-off arrangement entered into by any Loan Party or any of its Subsidiaries in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)     any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by any Loan Party or any of its Subsidiaries for the purpose of:

(A)       hedging any risk to which any Loan Party or any of its Subsidiaries is exposed in its ordinary course of trading; or

(B)       its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only, excluding, in each case, any Lien or Quasi-Lien under a credit support arrangement in relation to a hedging transaction;

(iv)       any lien arising by operation of law and in the ordinary course of trading;

(v)        any Lien or Quasi-Lien over or affecting any asset acquired by any Loan Party or any of its Subsidiaries after the date of this Agreement if:

(A)       the Lien or Quasi-Lien was not created in contemplation of the acquisition of that asset by any Loan Party or any of its Subsidiaries;

(B)       the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by any Loan Party or any of its Subsidiaries; and

(C)       the Lien or Quasi-Lien is removed or discharged within three months of the date of acquisition of such asset;

(vi)       any Lien or Quasi-Lien over or affecting any asset of any company which becomes a Loan Party or a Subsidiary of any Loan Party after the date of this Agreement, where the Lien or Quasi-Lien is created prior to the date on which that company becomes a Loan Party or a Subsidiary of any Loan Party, if:

(A)       the Lien or Quasi-Lien was not created in contemplation of the acquisition of that company;

(B)       the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(C)       the Lien or Quasi-Lien is removed or discharged within three months of that company becoming a Loan Party or a Subsidiary of any Loan Party;

(vii)        any Lien or Quasi-Lien entered into pursuant to any Loan Document;

(viii)      any Lien or Quasi-Lien arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Loan Party or a Subsidiary of any Loan Party in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Loan Party or a Subsidiary of any Loan Party; or

(ix)         any Lien or Quasi-Lien securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of a Lien or Quasi-Lien given by any Loan Party or a Subsidiary of any Loan Party other than any permitted under paragraphs (i) to (viii) above) does not exceed 5 percent (5%) of the Total Assets as set out in the Parent’s most recently delivered annual audited consolidated financial statements.

Section 6.02. Fundamental Changes. (a) Each Loan Party will not, and will not permit any of its Subsidiaries to, enter into any amalgamation, demerger, merger or corporate reorganization,

other than (i) the Amendment No. 1 Reorganization Transactions, (ii) the Borrower Reorganization Transactions, (iii) any amalgamation, demerger, merger or corporate reorganization among Loan Parties and (iv) so long as the Total Assets of the Loan Parties would not be decreased as a result of such transaction, any other amalgamation, demerger, merger or corporate reorganizations involving any Loan Party or any of its Subsidiaries; provided that, in each case, (x) such Loan Party or its successor remains solvent and capable to honor its obligations under this Agreement and the other Loan Documents to which it is a party and (y) if requested by any Lender, such Loan Party shall provide updated documentation and other information relating to it in connection with applicable “know your customer” and Anti-Money Laundering Laws.

(b)       Section 6.02(a) does not apply to any sale, lease, transfer or other disposal permitted pursuant to Section 6.03 (Dispositions).

(c)       Each Loan Party will not permit its fiscal year to end on a day other than December 31 or change such Loan Party’s method of determining its fiscal quarters.

(d)       Each Loan Party shall not and shall procure that none of its Subsidiaries shall make any substantial change to the nature of the business of such Loan Party or Subsidiary from that carried out at the date of this Agreement.

Section 6.03. Dispositions. No Loan Party will enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise Dispose of any asset other than:

(i)       Dispositions of stock in trade made in the ordinary course of trading of the disposing entity and on arm’s length terms;

(ii)      Dispositions of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);

(iii)     Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business or consistent with past practice and Dispositions of property no longer used or useful in the conduct of the business of such Loan Party or any of its Subsidiaries;

(iv)     Dispositions of inventory in the ordinary course of business or consistent with past practice or goods held for sale in the ordinary course of business;

(v)      Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property;

(vi)     Dispositions of property to other Subsidiaries of the Parent that are Loan Parties;

(vii)    Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business; and

(viii)   Other Dispositions where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) through (vii) above) does not exceed five per cent (5%) of the Total Assets as set out in the Parent’s most recently delivered annual audited consolidated financial statements in any fiscal year.

Section 6.04. Dividends and Share Redemption. At any time when a Default has occurred and is continuing, the Parent shall not (and will procure that no other Loan Party shall not and that no other Subsidiary of any Loan Party will):

(i)       declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); provided that Tax Distributions shall be permitted;

(ii)      repay or distribute any dividend or share premium reserve;

(iii)     pay any management, advisory or other fee to or to the order of any of the shareholders of any of the Loan Parties; or

(iv)     redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

Section 6.05. Hedging Agreements. No Loan Party will, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which such Loan Party or Subsidiary has actual exposure (other than those in respect of Equity Interests of such Loan Party or any of its Subsidiaries), and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of such Loan Party or Subsidiary.

Section 6.06. Transactions with Affiliates. No Loan Party will, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties or (b) transactions between or among Loan Parties not involving any other Affiliate.

Section 6.07. Restrictive Agreements. No Loan Party will, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Loan Party or any other Subsidiary or to Guarantee Indebtedness of any Loan Party or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof. Notwithstanding the foregoing, the Borrower is permitted to make Tax Distributions.

Section 6.08. Financial Covenants. The Parent will not permit, as of each fiscal quarter ending on or after the Closing Date:

(a)       the Net Leverage Ratio as of the end of any fiscal quarter of the Parent to exceed 3.50:1.00; and

(b)       the Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than 2.50:1:00.

Section 6.09. Use of Proceeds; Sanctions, Anti-Corruption and Anti-Money Laundering Laws. (a) Each Loan Party shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loans (i) in any manner that would result in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for an individual or entity required to comply with Sanctions.

(b)       No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

(c)       The Borrower will not request the Borrowing, and each Loan Party shall not use, and shall procure that its respective Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE 7

Events of Default

Section 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)       any Loan Party shall fail to pay (i) on the due date, any amount of principal of any Loan payable pursuant to this Agreement or any other Loan Document at the place and in the currency in which it is expressed to be payable or (ii) within three Business Days after the same becomes due, any interest on any Loan or any fee or any other amount payable hereunder or under any other Loan Document, in each case, at the place and in the currency in which it is expressed to be payable;

(b)       any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement, any other Loan Document, or any other document furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been incorrect or misleading when made or deemed made in any material respect (without giving effect, for purposes of this clause (b), to any “material,” “materially,” “materiality,” or similar qualifiers contained in any of such representations or warranties);

(c)       any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a) or ~~(b)~~(b) of this Article 7);

(d)       any principal of, premium or interest on or any other amount payable in respect of any Indebtedness of any Loan Party or any of its Subsidiaries (other than Indebtedness hereunder) that is owed to any Person in an aggregate principal amount in excess of $35,000,000 (or its equivalent in any other currency) is not paid when due nor within any originally applicable grace period, or is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described), or any commitment for any such Indebtedness of any Loan Party or any of its Subsidiaries is cancelled or suspended by a creditor of any Loan Party or any of its Subsidiaries as a result of an event of default (however described), or any creditor of any Loan Party or any of its Subsidiaries becomes entitled to declare any such Indebtedness of any Loan Party or any of its Subsidiaries due and payable prior to its specified maturity as a result of an event of default (however described);

(e)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief (including recuperaqao judicial, recuperaqao extrajudicial and falencia) in respect of any Loan Party or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(f)       any Loan Party or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief (including recuperaqao judicial, recuperaqao extrajudicial and falencia) under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (e) of this Article 7, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(g)       any Loan Party or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(h)       one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 (or its equivalent in any other currency) shall be rendered against any Loan Party and/or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 21 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Loan Party or Subsidiary to enforce any such judgment;

(i)       an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(j)       a Change in Control shall occur;

(k)       any event or circumstance occurs which results in the termination of that certain (i) Lubricants Blending and Distribution Agreement between ExxonMobil Lubricants Trading Company and Cosan Lubrificantes e Especialidades S.A., dated December 1, 2018, as amended or (ii) Lubricants Distributor Agreement between ExxonMobil Oil Corporation and PetroChoice LLC, dated July 15, 2021, as amended;

(l)       any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document; or it is or becomes unlawful for any Loan Party to perform any of its obligations under the Loan Documents;

(m)       if at any time, any Loan Party’s payment obligations under the Loan Documents cease to rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally; or

(n)       (i) the occurrence of any enforcement of any Lien over any assets of any Loan Party or any of its Subsidiaries, or any analogous procedure or step is taken in any jurisdiction, (ii) any Security Interest, at any time, shall cease to be or shall not be a valid and perfected Lien having the priorities contemplated hereby or by any Collateral Document or otherwise ceases to be in full force and effect for any reason other than in accordance with the terms of this Agreement and/or the Collateral Documents or (iii) the assertion by any Loan Party or any of its Subsidiaries, in any pleading in any court of competent jurisdiction, that any such Security Interest is invalid or unenforceable.

Section 7.02. Remedies Upon an Event of Default. If an Event of Default occurs (other than an event with respect to an Event of Default described in Sections ~~7.01(e) or 7.01(f) or 7.01(g)~~7.01(e) or 7.01(f) or Section 7.01(g)), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times:

(a)       terminate the Commitments, and thereupon the Commitments shall terminate immediately;

(b)       declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party;

(c)       instruct the Collateral Agent to enforce the Security Interests and to exercise any other rights and remedies available under any Loan Document or other document or instrument entered into in connection therewith; and/or

(d)       exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and applicable law.

If an Event of Default described in Sections ~~7.01(e) or 7.01(f) or 7.01(g)~~7.01(e) or 7.01(f) or Section 7.01(g) occurs, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder and under any other Loan Document including any break funding payment or prepayment premium, shall automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party.

In addition to any other rights and remedies granted to each Agent and the Lenders in the Loan Documents and subject to Article 8 in all respects, the Administrative Agent and/or the Collateral Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, such Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as such Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of such Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. Each Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by each Loan Party on behalf of itself and its Subsidiaries. Each Loan Party further agrees on behalf of itself and its Subsidiaries, at the Administrative Agent’s or Collateral Agent’s request, to assemble the Collateral and make it available to such Agent at places which such Agent shall reasonably select, whether at the premises of the Borrower, another Loan Party or elsewhere. Such Agent shall apply the net proceeds of any action taken by it pursuant to this ~~Article 7~~Article 7, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Agents and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the Loan Parties under the Loan Documents, in such order as such Agent may elect, and only after such application and after the payment by such Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need such Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Loan Party on behalf of itself and its Subsidiaries waives all Liabilities it may acquire against each Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

Section 7.03. Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent and the Collateral Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to ~~Section 2.17~~Section 2.17, be applied by the Administrative Agent as follows:

(i)        first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Agents (including fees and disbursements and other charges of counsel to the Agents payable under ~~Section 10.03~~Section 10.03 and amounts pursuant to ~~Section 2.09(b)~~Section 2.09 payable to each Agent in its capacity as such);

(ii)       second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts payable to the Lenders (including fees and disbursements and other charges of counsel to the Lenders payable under ~~Section 10.03~~Section 10.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause ~~(ii)~~(ii) payable to them;

(iii)      third, to payment of that portion of the Obligations constituting interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)      fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and, ratably among the Lenders in proportion to the respective amounts described in this clause (iv) payable to them;

(v)       fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Collateral Agent and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)      finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

ARTICLE 8

Agents

Section 8.01. Authorization and Action. (a) Each Lender hereby irrevocably appoints (i) JPMorgan Chase Bank, N.A., to act on its behalf as the Administrative Agent under this Agreement and the other Loan Documents and (ii) Delaware Trust Company to act on its behalf as the Collateral Agent under this Agreement and the other Loan Documents and each Lender authorizes the Administrative Agent and the Collateral Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender hereby grants to the Collateral Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent and the Collateral Agent to execute and deliver, and to perform their respective obligations under, each of the Loan Documents to which such Agent is a party, and to exercise all rights, powers and remedies that such Agent may have under such Loan Documents.

(b)       As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), neither Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that neither Agent shall be required to take any action that (i) such Agent believes in its sole discretion exposes it to liability unless such Agent receives an indemnification and/or security to its satisfaction and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that each Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided to its satisfaction. Except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require either Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. If either Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability, including an advance of moneys necessary to perform work or to take the action requested is not reasonably assured to it, the Agents may decline to act unless it receives indemnity and/or security satisfactory to it in its sole discretion, including an advance of moneys necessary to take the action requested. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or written concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent may rely on any direction provided to it by the Administrative Agent and can infer that any direction provided by the Administrative Agent is on behalf of the Required Lenders and the Collateral Agent shall be fully protected in acting and relying on such direction as if the direction had been provided by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances). The right of the Collateral Agent to perform any discretionary act enumerated in this Agreement or any Loan Document shall not be construed as a duty.

(c)       In performing its functions and duties hereunder and under the other Loan Documents, each Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)       each Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to an Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against either Agent based on an alleged breach of fiduciary duty by such Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii)       nothing in this Agreement or any Loan Document shall require either Agent to account to any Lender for any sum or the profit element of any sum received by such Agent for its own account.

(d)       Each Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. No Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)       Notwithstanding anything in any Loan Document to the contrary, the Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.

(f)       The Arranger shall not have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(g)       In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any other Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim under Sections ~~2.09, 2.10, 2.12, 2.14 and 10.03~~2.09, 2.10, 2.12, 2.14 and 10.03) allowed in such judicial proceeding; and

(ii)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Agents any amount due to them, in their capacity as the Agents, under the Loan Documents (including under ~~Section 10.03~~Section 10.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(h)       The provisions of this Article are solely for the benefit of the Agents and the Lenders, and, except solely to the extent of each Loan Party’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Loan Parties or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

Section 8.02. Agent’s Reliance, Limitation of Liability, Etc. (a) Neither Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, such Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)       Each Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in ~~Section 5.02~~Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to such Agent by the Borrower or any other Loan Party, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to such Agent by the Borrower, any other Loan Party or a Lender. Further, neither Agent shall be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in ~~Article 4~~ Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Agents or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Agents, or (F) the creation, perfection or priority of the Security Interests or any security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations thereunder. The Agents shall not have any duty or responsibility in respect of (i) any recording, filing, or depositing of this Agreement, any other Loan Document or any other agreement or instrument, monitoring or filing any financing statement or continuation statement or intellectual property security agreement evidencing a security interest, the maintenance of any such recording, filing or depositing or any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to any Lien or Collateral, (ii) the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.

(c)       Without limiting the foregoing, each Agent (i) may treat the payee of any Brazilian Promissory Note as its holder until such Brazilian Promissory Note has been assigned in accordance with ~~Section 10.04~~ Section 10.04, (ii) may rely on the Register to the extent set forth in ~~Section 10.04(b)~~Section 10.04(b), (iii) may consult with legal counsel (including counsel to any Loan Party), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Section 8.03. Posting of Communications. (a) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)       Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the

Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Loan Parties acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Loan Parties hereby approve distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)       THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, the Collateral Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(a)       Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(b)       Each of the Lenders and the Loan Parties agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(c)       Nothing herein shall prejudice the right of the Administrative Agent, the Collateral Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 8.04. The Agents Individually. With respect to its Commitment and Loans each Person serving as an Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. Each Person serving as an Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as such Agent and without any duty to account therefor to the Lenders.

Section 8.05. Successor Agent. (a) Each Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or trust company with an office in New York, New York or an Affiliate of any such bank or trust company. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent. Upon the acceptance of appointment as Agent by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.

(b)       Notwithstanding paragraph (a) of this Section, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to such Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and any other Loan Document, and, in the case of any Collateral in the possession of such Agent, shall continue to hold such Collateral, in each case until such time as a successor Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Agent for the account of any Person other than the Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Agent shall directly be given or made to each Lender. Following the effectiveness of the Agent’s resignation from its capacity as such, the provisions of this Article and ~~Section~~

~~10.03~~Section 10.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Section 8.06. Acknowledgements of Lenders. (a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Agents, the Arranger, or any other Lender or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arranger or any Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning any Loan Party and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)       Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent, the Collateral Agent or the Lenders on the Closing Date.

(c)       (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on

“discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this ~~Section 8.06(c)~~Section 8.06(c) shall be conclusive, absent manifest error.

(ii)       Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)       The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv)       Each party’s obligations under this ~~Section 8.06(c)~~Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 8.07. Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with ~~Section 10.08~~Section 10.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)       The Secured Parties irrevocably authorize each of the Administrative Agent and the Collateral Agent (at the written direction of the Required Lenders or the Administrative Agent on behalf of the Required Lenders), at its option and in its discretion, to subordinate (or agree to subordinate) any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by ~~Section 6.01(c)~~Section 6.01(c). Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

Section 8.08. Credit Bidding. The Secured Parties (other than the Collateral Agent) hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of their Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictins to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to such Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in ~~Section 10.02~~Section 10.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 8.09. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)       such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)       In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Agents, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agents under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)       The Agents and the Arranger hereby inform the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans, or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE 9

Continuing Guaranty

Section 9.01. Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally, guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). Without limiting the generality of the foregoing, the Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Loan Party under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any of the Guarantors under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Section 9.02. Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

Section 9.03. Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. In addition, for those purposes its obligation to make payment hereunder by any Brazilian Guarantor shall be deemed to be that of a “fiadora e principal pagadora, solidariamente responsavel” with the Borrower until all amounts which may be or become payable have been paid in full. For such purposes, each Brazilian Guarantor expressly waives and renounces, to the fullest extent permitted by applicable law, any and all rights and/or benefits they may have under Article 333 and Articles 366, 821, 827, 829, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Articles 130 and 794 of the Brazilian Code of Civil Procedure (to the extent that such benefits may be available to such Brazilian Guarantor).

Section 9.04. Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

Section 9.05. Subrogation. None of the Guarantors shall exercise any right of subrogation, contribution, indemnity, reimbursement, or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

Section 9.06. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 9.06 shall survive termination of this Guaranty.

Section 9.07. Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

Section 9.08. Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.

Section 9.09. Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (such Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

Section 9.10. Brazilian Code of Civil Procedure and Brazilian Decree-Law No. 4,657. For the sole purpose of (a) the third paragraph of Article 784 of the Brazilian Code of Civil Procedure, the Lenders may, at their sole discretion, elect Brazil as the place of fulfilment of the obligations set forth herein and (b) the second paragraph of Article 9 of Brazilian Decree-Law No. 4,657, the transactions contemplated by this Agreement have been proposed by the Lenders to the Borrower and each Guarantor.

Section 9.11. Guaranty Limitations. The guaranty in this Article 9 and any other guaranty, indemnity or other assurance against loss provision in a Loan Document does not apply to the extent that it would result in the guaranty, indemnity or other assurance constituting financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 (UK) or any equivalent and applicable provisions under the laws of the applicable jurisdiction of the relevant Guarantor and any other limitations set out in the Joinder Agreement applicable to such Guarantor.

ARTICLE 10

Miscellaneous

Section 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)	if to the Borrower or to any Guarantor, to it at:

Avenida Brigadeiro Faria Lima

4100, 8th Floor - Brazil

Attention: [***]

Tel: +55 11 2344-6396

Email: [***];

(ii)	if to the Administrative Agent, to it at:

JPMorgan Chase Bank, N.A.

JPMorgan Loan Services, 500 Stanton Christiana Road, Ops 2, 3rd Floor

Newark, DE 19713

Attention: Loan and Agency Services Group

Fax No.: +1 (302) 634-3301;

(iii)	if to the Collateral Agent, to it at:

Delaware Trust Company

251 Little Falls Drive, Wilmington, DE 19808

Attention: Corporate Trust Administration c/o Dana Dugan

Tel: 302-425-9747; 302-485-1350

Email: [***];

(iv)	if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)       Notices and other communications to the Borrower, any other Loan Party, the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ~~Article 2~~Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)       Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)       Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

Section 10.02. Waivers; Amendments. (a) No failure or delay by the Agents or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)       Subject to ~~Section 2.11(b) and Section 2.11(c) and Section 10.02(c)~~Section 2.11(b) and Section 2.11(c) and Section 10.02(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Loan Party and the Required Lenders or by the Loan Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent or the waiver of any Default or mandatory prepayment shall not constitute an extension or increase of any Commitment), (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (it being understood that a waiver of any condition precedent or the waiver of any Default or mandatory prepayment or commitment reduction shall not constitute a reduction or forgiveness in principal), without the written consent of each Lender affected thereby, (iv) change Section ~~2.15(b)~~2.15(b) or ~~(e)~~(c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of ~~Section 2.17(a) or 7.03~~Section 2.17(a) or 7.03 without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vii) release all or substantially all of the value of the Guarantors or release or subordinate all of substantially all of the Collateral without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c)       If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

Section 10.03. Expenses; Limitation of Liability; Indemnity, Etc.

(a)       Expenses. Each Loan Party shall pay (i) all reasonable and documented out of pocket expenses incurred by each Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for each Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Agents, or any Lender, including the fees, charges and disbursements of any counsel (including local counsel in any relevant jurisdiction) for the Agents or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)       Limitation of Liability. To the extent permitted by applicable law (i) no Loan Party shall assert, and each Loan Party hereby waives, any claim against each Agent, the Arranger, and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this ~~Section 10.03(b)~~Section 10.03(b) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in ~~Section 10.03(c)~~Section 10.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c)       Indemnity. Each Loan Party shall indemnify each Agent, the Arranger, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any Loan or the use of the proceeds therefrom, (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by any Loan Party or its equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. This ~~Section 10.03(c)~~Section 10.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d)       Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by any Loan Party under paragraphs (a), (b) or (c) of this ~~Section 10.03~~Section 10.03 to each Agent and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by such Loan Party and without limiting the obligation of such Loan Party to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)       Payments. All amounts due under this ~~Section 10.03~~Section 10.03 shall be payable not later than ten days after written demand therefor.

Section 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)       the Borrower; provided that, the Borrower shall be deemed to have consented to an assignment of all or a portion of the Loans unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided that no consent of the Borrower shall be required for (1) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee and (2) any assignment made in connection with the primary syndication of the Commitments or Loans;

(B)       the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of any Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(ii)       Assignments shall be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)       the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this ~~Section 10.04(b)~~Section 10.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower or any of its Affiliates; provided that, with respect to clause (c), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(i)       Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections ~~2.12, 2.13, 2.14 and 10.03~~2.12, 2.13, 2.14 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(ii)       The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii)       Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section ~~2.04(b), 2.15(d) or 10.03(d)~~2.04(b), 2.15(d) or 10.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)       Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) each Loan Party, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to ~~Section 10.02(b)~~Section 10.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of ~~Section 2.12, 2.13 and 2.14~~ Section 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Sections ~~2.14(f)~~2.14(f) (it being understood that the documentation required under ~~Section 2.14(f)~~Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph ~~(b)~~(b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of ~~Section 2.16~~Section 2.16 as if it were an assignee under paragraph ~~(b)~~(b) of this Section; and (B) shall not be entitled to receive any greater payment under ~~Section 2.12 or 2.14~~ Section 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of ~~Section 2.16(b)~~Section 2.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of ~~Section 10.08~~Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to ~~Section 2.15(c)~~Section 2.15(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)       Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of ~~Section 2.12, Section 2.13, Section 2.14, Section 10.03 and Article 8~~ Section 2.12, Section 2.13, Section 2.14, Section 10.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in ~~Section 4.01~~ Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)       Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to ~~Section 40.01~~Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the

Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the obligations of the Loan Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of any Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of ~~Section 2.17~~Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the

Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)       Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agents or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

(c)       Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in ~~Section 10.01~~ Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. In addition, each Loan Party hereby irrevocably designates, appoints and empowers, Commercial Lubricants Moove Corp. at 229 Arlington Avenue, Staten Island, New York, 10303-1605, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Loan Party agrees to designate a new designee, appointee and agent in New York City on the same terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent. Each Loan Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Loan Party at its address set forth in Section 10.01(a), such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of each Agent, the Arranger or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

Section 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (ii) becomes publicly available other than as a result of a breach of this Section or (iii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than any Loan Party. For the purposes of this Section, “Information” means all information received from any Loan Party relating to such Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by such Loan Party and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13. Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN ~~SECTION 10.12~~SECTION 10.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING ANY LOAN PARTY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b)       ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY LOAN PARTY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO EACH LOAN PARTY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

Section 10.15. No Fiduciary Duty, etc. (a) Each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Loan Party with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, such Loan Party or any other person. Each Loan Party agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Loan Party acknowledges and agrees that no Credit Party is advising such Loan Party as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Loan Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Loan Party with respect thereto.

(b)       Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Loan Party and other companies with which such Loan Party may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)       In addition, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Loan Party may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Loan Party by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Loan Party in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Loan Party also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Loan Party, confidential information obtained from other companies.

Section 10.16. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

Section 10.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.18. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

Section 10.19. Borrower Assumption. Immediately upon the occurrence of the Borrower Reorganization Transactions as notified in writing by PetroChoice Holdings, Inc. to the Administrative Agent in accordance with Section 5.02(i), PetroChoice Holdings, Inc. shall (i) expressly assume all of the rights, interests, duties, obligations and liabilities of Millennium Moove Corp. under this Agreement and any other Loan Document to which Millennium Moove Corp. is a party and shall become the Borrower hereunder and under the other Loan Documents with no further action and (ii) without limitation of the foregoing, issue a promissory note under Brazilian law to each Lender to evidence such Lender’s Loan (guaranteed “por aval” by each Brazilian Guarantor) in substantially the form of Exhibit G to replace the existing Brazilian Promissory Notes issued by Millennium Moove Corp., and all references hereunder and under any other Loan Document to “Borrower” shall be deemed to be PetroChoice Holdings, Inc., and PetroChoice Holdings, Inc. shall have all rights, interests, duties, obligations and liabilities of the Borrower under this Agreement and the other Loan Documents.

[End of Document]